UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
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VEEVA SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
WHAT: 2022 Annual Meeting of Shareholders. We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Veeva Systems Inc., a public benefit corporation under the laws of the State of Delaware, for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) described here. This chart shows the items up for a vote at the Annual Meeting, how votes will be counted, and how management recommends you vote on each item.
Proposal		More Information	Board Recommendation	Broker Non-Votes	Abstentions	Votes Required for Approval
One	To elect the directors listed in Proposal One to serve as directors until the annual meeting to be held in 2023 or until their successors are duly elected and qualified.	Page 1	FOR	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast; votes “for” exceed votes “against”
Two	To approve an amendment and restatement of our 2013 Equity Incentive Plan.	Page 38	FOR	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast
Three	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	Page 46	FOR	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast
WHEN: Thursday, June 9, 2022, 8:00 a.m. Pacific Time
WHERE: The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/VEEV2022, where you will be able to listen to the meeting live, submit questions, and vote online.
WHO CAN VOTE: You can vote if you were a shareholder of record as of the close of business on April 14, 2022 (the “Record Date”).
HOW CAN I VOTE:
Shareholders of record can vote in any of these ways:
•	Internet: www.proxyvote.com until 11:59 p.m. Eastern Time on Wednesday, June 8, 2022;
•	Telephone: 1-800-690-6903 until 11:59 p.m. Eastern Time on Wednesday, June 8, 2022;
•	Mail: Sign, date, and mail your proxy card (if you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct); or
•	Directly at the virtual Annual Meeting: Visit www.virtualshareholdermeeting.com/VEEV2022 and enter your 16-digit control number.
Beneficial Owners of Shares Held in Street Name
•	Please refer to the voting instructions provided to you by your broker, trustee, or other nominee that holds your shares.
Veeva Systems Inc. | 2022 Proxy Statement

ADDITIONAL VOTING-RELATED INFORMATION:
Adjournments and Postponements
Any action on the items of business described above may be considered at the virtual Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Voting
Your vote is very important. We encourage you to read the Proxy Statement and vote your shares over the Internet, by telephone, or by mail. Voting your shares in advance will not prevent you from participating in the Annual Meeting virtually, revoking your earlier submitted proxy, or voting your shares during the virtual Annual Meeting. For specific instructions on how to vote your shares, please see “Frequently Asked Questions and Answers” in the Proxy Statement.
On or about April 27, 2022, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to shareholders of record as of the Record Date. The Notice contains instructions on how to access our Proxy Statement and our fiscal 2022 Annual Report (together, the “proxy materials”). The Notice also provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.
As used in this Proxy Statement, the terms “Veeva,” “the Company,” “we,” “us,” and “our” mean Veeva Systems Inc. and its subsidiaries unless the context indicates otherwise.
By Order of the Board of Directors,

Josh Faddis
SVP, General Counsel and Corporate Secretary
April 27, 2022
An Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 9, 2022: The Notice, Proxy Statement, and 2022 Annual Report is available to shareholders at www.proxyvote.com.
Veeva Systems Inc. | 2022 Proxy Statement

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ii Veeva Systems Inc. | 2022 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS
GOVERNANCE LEADERSHIP
We, the members of the Veeva Systems Inc. Board of Directors, open this Proxy Statement by asking for your voting support. We provide information in this section describing who we are; how we are selected, elected, and evaluated; how we are organized; how we govern and are governed; how we are paid; and how you can communicate with us. First, we want to summarize a few recent and unique leadership actions that we believe set us apart.
On February 1, 2021, after overwhelming approval by our voting shareholders, we became the first public company to transition from a traditional Delaware corporation to a Public Benefit Corporation (“PBC”). A PBC is a for-profit company that has adopted a public benefit purpose intended to provide benefits beyond just shareholder financial returns. Our PBC purpose is “to provide products and services that are intended to help make the industries we serve more productive, and to create high-quality employment opportunities in the communities in which we operate.” As a PBC, our directors have a fiduciary duty to balance the financial interests of shareholders, the best interests of other stakeholders materially affected by our conduct, and the pursuit of our PBC purpose. We believe that operating as a PBC (i) reflects our longstanding core values—Do the Right Thing, Customer Success, Employee Success, and Speed, (ii) helps us maintain alignment with the principal industry we serve—life sciences—and its broad goal to improve health and extend lives, and (iii) enhances our relationships with employees and job candidates. We believe that these benefits, among others, are an essential part of our effort to create long-term, sustainable value for shareholders and, if done well, a societal benefit. We have included our first annual PBC report herein at “Our PBC Report.”
At the same time as our PBC conversion but as a distinct proposal for shareholder vote, we proposed eliminating our classified Board structure. We also made the somewhat uncommon decision to declassify all at once—such that all directors would be immediately up for re-election at the 2021 annual meeting—rather than over a period of years. That change is now in effect. In 2021, we also adopted a proxy access provision and a process for shareholders to call special meetings. More recently, we expanded the diversity of our Board of Directors (as further detailed below) and we determined to form a board committee specifically tasked with oversight of cybersecurity risk. We note also that our dual-class structure, adopted at the time of our 2013 initial public offering (“IPO”), automatically sunsets in 2023. We believe these actions and others position us as a governance leader across many fronts.
WHO WE ARE
Our Board may establish the authorized number of directors from time to time by resolution, and twelve directors are currently authorized. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Our restated certificate of incorporation (“Certificate”) and amended and restated bylaws (“Bylaws”) that are currently in effect authorize only our Board to fill vacancies on our Board until the next annual meeting of shareholders.
Upon the recommendation of the Nominating and Governance Committee, the Board has nominated 11 individuals to be elected at the Annual Meeting. As of the date of this Proxy Statement, each of Mark Carges, Paul E. Chamberlain, Mary Lynne Hedley, Priscilla Hung, Tina Hunt, Marshall Mohr, Gordon Ritter, and Paul Sekhri qualifies as independent in accordance with the New York Stock Exchange (“NYSE”) listing standards. As of the date of the Annual Meeting, Matthew J. Wallach, Veeva’s co-founder and former president, will also qualify as independent in accordance with the NYSE listing standards. Additionally, Ronald E.F. Codd is not standing for re-election following the expiration of his current term at the Annual Meeting. All of the nominees are presently directors of Veeva and have consented to being named in this Proxy Statement and to serving as directors if elected. You cannot vote for a greater number of persons than the eleven director candidates, and the authorized number of directors has been set at eleven as of immediately prior to the Annual Meeting.
Our Board unanimously recommends a vote “FOR” each of its nominees for director.
Veeva Systems Inc. | 2022 Proxy Statement 1

Who We Are
Board Nominees
Our Board reflects a diversity of experience and perspectives and has an appropriate balance of members who have supported Veeva from its beginning and who have joined more recently.
Average Director Age	Average Director Tenure	Board Diversity in Gender	Board Diversity in Underrepresented Communities
58.3 years	5.3 years	27%	27%
Board Skill	Cabral	Carges	Chamberlain	Gassner	Hedley	Hung	Hunt	Mohr	Ritter	Sekhri	Wallach
Technical software expertise(1)		X		X		X			X		X
Life sciences operational expertise(2)					X		X			X
Veeva-specific operational expertise(3)	X			X							X
Business executive expertise(4)		X	X	X	X	X	X	X		X
International (non-US) business operational expertise(5)			X	X	X	X	X			X
Business development expertise(6)	X	X	X	X	X	X	X	X	X	X	X
Financial expertise(7)	X		X					X
Public company board experience(8)	X	X	X	X	X	X		X		X
Governance, risk, and compliance expertise(9)	X	X	X	X	X	X	X	X		X

Years on Board	<1	5	6	15	3	<1	<1	<1	14	8	2
Age	54	60	58	57	59	55	54	66	57	64	49
Gender	M	M	M	M	F	F	F	M	M	M	M
Self-identify as member of an underrepresented community(10)	N	N	N	Not Specified	N	Y	Y	N	N	Y	N
(1)	Technical product expertise in the software industry, including expertise in product design/management, product development, or product operations.
(2)	Experience leading the research and development or commercial (sales/marketing) functions of a life sciences company.
(3)	Deep knowledge and operational experience with Veeva’s business; deep knowledge of Veeva’s customers.
(4)	Experience as CEO or other senior executive in a non-financial role at another public company.
(5)	Lead executive or supervisor of the lead executive for a significant business or business unit outside the United States.
(6)	Experience founding or growing new businesses; experience in venture capital, capital markets, or acquisitions.
(7)	Deep experience with financial statements and accounting; Audit Committee financial expert.
(8)	Experience as a director of another public company.
(9)	Operational responsibility or board oversight of governance, risk, ESG, cybersecurity, or compliance at another public company.
(10)	The term “underrepresented community,” as used herein, means Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, Alaska Native, or LGBTQ.
2 Veeva Systems Inc. | 2022 Proxy Statement

Who We Are
We next describe individual biographical and qualification information about each nominee. There are no family relationships among any of our directors or executive officers.
Tim Cabral Age: 54 Director since 2022 Committees None
Qualifications
• Deep knowledge of Veeva as former Chief Financial Officer
• Experience as an executive and business leader in the life sciences and technology industries
• Public company board expertise and financial expertise

Career Experience
• 2010–2020: Chief Financial Officer, Veeva Systems Inc.
• 1994–2010: Various leadership and executive roles, including VP of Finance, at PeopleSoft, Inc., a provider of enterprise application software acquired by Oracle Corporation in 2005, and Senior Finance Manager, at Chiron Corp., a biotech company acquired by Novartis in 2006

Selected Board Experience
• Doximity Inc. (2020–present) (Public)
• ServiceTitan Inc. (2020–present)
• SingleStore Inc. (2021–present)

Education
• Bachelor of Science, Finance, Santa Clara University
• Master of Business Administration, Santa Clara University, Leavey School of Business

Recommended by
• Mr. Gassner, Veeva’s Chief Executive Officer

Veeva Systems Inc. | 2022 Proxy Statement 3

Who We Are
Mark Carges Age: 60 Director since 2017 Independent Director Committees Audit Compensation
Qualifications
• Enterprise and internet software expertise
• Senior technology leadership
• Information and cybersecurity experience

Career Experience
• 2017–present: Senior Advisor, Generation Investment Management, an investment management firm focused on sustainable companies
• 2008–2014: Various executive roles, including most recently Chief Technology Officer, at eBay Inc., an e-commerce company
• 1996–2008: Various senior technology leadership roles, including most recently EVP, Products and General Manager of the Business Interaction Division, at BEA Systems, Inc., a provider of enterprise application infrastructure software, acquired by Oracle Corporation in 2008

Selected Board Experience
• Splunk Inc. (2014–present) (Public)
• Magnet Systems, Inc. (2012–present)
• Phase One A/S (2019–present)
• SteelSeries, Inc. (2020–present), acquired by GN Store Nord A/S in 2022

Education
• Bachelor of Arts, University of California at Berkeley
• Master of Science, Computer Science, New York University

4 Veeva Systems Inc. | 2022 Proxy Statement

Who We Are
Paul E. Chamberlain Age: 58 Director since 2015 Independent Director Financial Expert Committees Audit
Qualifications
• Experience working with technology and high growth companies
• Leadership experience
• Capital markets, mergers and acquisitions, and financial expertise

Career Experience
• 2015–present: President, PEC Ventures, a strategic and financial advisory firm
• 2018–present: Visiting Professor, Princeton University and Adjunct Lecturer, Santa Clara University
• 1990–2015: Various roles, including most recently Managing Director and Co-Head of Global Technology Banking, Morgan Stanley, an investment bank

Selected Board Experience
• ServiceNow, Inc. (2016–present) (Public)
• TriNet Group, Inc. (2015–present) (Public)
• JobTrain, a non-profit vocational and life skills training organization in Menlo Park, California (2003–2014); Chair of its Strategic Advisory Committee (2015–present)

Education
• Bachelor of Arts, History, magna cum laude, Princeton University
• Master of Business Administration, Harvard Business School

Veeva Systems Inc. | 2022 Proxy Statement 5

Who We Are
Peter P. Gassner Age: 57 Director since 2007 Committees None
Qualifications
• Deep knowledge of Veeva as co-founder and Chief Executive Officer
• Software and platform technologist
• Expertise within the software industry

Career Experience
• 2007–present: Co-founder and Chief Executive Officer, Veeva Systems Inc.
• 2003–2005: Senior Vice President of Technology, salesforce.com, inc., a provider of enterprise cloud computing solutions
• 1995–2003: Chief Architect and General Manager, PeopleSoft, a provider of enterprise application software
• 1989–1994: Staff Developer, International Business Machines Corporation, a multinational technology company and computer manufacturer

Selected Board Experience
• Zoom Video Communications, Inc. (2015–present) (Public)
• Guidewire Software, Inc. (2015–2019) (Public)

Education
• Bachelor of Science, Computer Science, Oregon State University

6 Veeva Systems Inc. | 2022 Proxy Statement

Who We Are
Mary Lynne Hedley Age: 59 Director since 2019 Independent Director Committees Nominating and Governance (Chair)
Qualifications
• Founder of multiple life sciences companies
• Scientist and executive with extensive experience in the discovery and development of new medicines, including the clinical trial process

Career Experience
• 2021–present: Senior fellow and strategic advisor, The Broad Institute of Harvard and MIT, a biomedical research organization
• 2010–2020: Co-founder, President, and Chief Operating Officer of TESARO, Inc., an oncology-focused pharmaceutical company acquired by GlaxoSmithKline plc in 2019
• 2009–2010: EVP of Operations and Chief Scientific Officer, Abraxis BioScience, Inc., a biotechnology company acquired by Celgene Corporation in 2010
• 2008–2009: EVP, Eisai Corporation of North America, a global pharmaceutical company
• 2004–2008: EVP and Chief Scientific Officer, MGI PHARMA, Inc., an oncology focused biopharmaceutical company acquired by Eisai Co. Ltd. in 2008
• 1996–2004: Co-founder, President, and CEO of ZYCOS, Inc., a biotechnology company acquired by MGI PHARMA, Inc. in 2004

Selected Board Experience
• Helsinn Healthcare SA (2021–present)
• Centessa Pharmaceuticals Limited (2021–present)
• Millendo Therapeutics, Inc. (2017–2021) (Public)
• TESARO (2010–2019) (Public)
• bluebird bio, Inc. (2017–2019) (Public)
• Receptos, Inc. (2014–2015), acquired by Celgene Corp. in 2015

Education
• Bachelor of Science, Microbiology, Purdue University
• Doctor of Philosophy, Immunology, University of Texas, Southwestern Medical Center
• Two postdoctoral fellowships, Harvard University

Veeva Systems Inc. | 2022 Proxy Statement 7

Who We Are
Priscilla Hung Age: 55 Director since 2022 Independent Director Committees None
Qualifications
• Leadership experience within the software industry
• Business development expertise
• Public company board expertise

Career Experience
• 2005–present: various leadership and executive roles, including President and Chief Operating Officer, Chief Operating Officer since 2017, and Chief Administrative Officer and SVP, Corporate Development from 2014 to 2017, at Guidewire Software, Inc., a provider of cloud-based software for the P&C insurance industry
• 2000–2005: various leadership roles, including Director of Operations, Supplier Network Business Unit, and Director, Global Alliances, at Ariba Technologies Inc., a software company, acquired by the German software developer SAP SE in 2012
• 1996–2000: various leadership roles, including Global OEM Channel Manager of the Midrange Products Division at Sun Microsystems, Inc., a manufacturer of computer workstations, servers, and software, acquired by Oracle Corporation in 2010
• 1989–1996: various leadership roles, including Channel Manager of the Minicomputer Products Division at Oracle Corporation

Selected Board Experience
• Vonage Holdings Corp. (2019–present) (Public)

Education
• Masters of Engineering, Industrial Engineering and Operations Research, Cornell University
• Bachelor of Arts, Computer Science, Mills College

Recommended by
• Trewstar LLC, a search firm(1)

(1)	Ms. Hung also previously worked with Mr. Gassner during his service on the board of Guidewire Software, Inc.
8 Veeva Systems Inc. | 2022 Proxy Statement

Who We Are
Tina Hunt Age: 54 Director since 2022 Independent Director Committees None
Qualifications
• Business and operations executive experience within the software and life sciences industries
• Global and enterprise leadership expertise
• Life sciences R&D, ESG, and cybersecurity expertise

Career Experience
• 2006–present: various leadership and executive roles, including EVP, General Manager, Point Care Diagnostics and Worldwide Operations, at IDEXX Laboratories, Inc., a global leader in veterinary diagnostics and pet healthcare innovation
• 1996–2006: various leadership and executive roles, including VP, at Woodard & Curran Inc., a consulting firm focused on water and environmental projects
• 1989–1990: Sales Executive, Hindustan Computers, an Indian multinational information technology services and consulting company

Education
• Bachelor of Engineering, Civil Engineering, Panjab Engineering College
• Master of Science, Environmental Engineering, Purdue University
• Doctor of Philosophy, Environmental Engineering, Purdue University
• Master of Business Administration, University of Southern Maine

Recommended by
• Trewstar LLC, a search firm

Veeva Systems Inc. | 2022 Proxy Statement 9

Who We Are
Marshall Mohr Age: 66 Director since 2022 Independent Director Financial Expert Committees Audit
Qualifications
• Leadership experience within the healthcare, technology and financial services industries
• Public company board expertise
• Financial expertise

Career Experience
• 2006–present: various leadership and executive roles, including EVP, Global Business Services, and EVP and Chief Financial Officer from 2006 to 2021, at Intuitive Surgical Inc., a provider of surgical robotics
• 2003–2006: VP and Chief Financial Officer, Adaptec, Inc., a computer storage company
• 1981–2003: Managing Partner of the West Region Technology Industry Group, PricewaterhouseCoopers LLP, a provider of accounting, audit, and tax advisory services

Selected Board Experience
• Pacific Biosciences of California, Inc. (2012–present) (Public)
• Plantronics, Inc. (2005–present) (Public)
• Atheros Communications, Inc. (2003–2011) (Public), acquired by Qualcomm, Inc. in 2011

Education
• Bachelor of Business Administration, Accounting and Finance, Western Michigan University

Recommended by
• Mr. Gassner, Veeva’s Chief Executive Officer

10 Veeva Systems Inc. | 2022 Proxy Statement

Who We Are
Gordon Ritter Age: 57 Director since 2008 Chairman of the Board Independent Director Committees Compensation (Chair)
Qualifications
• Business experience in the software and web services industries
• Expertise in venture capital, including as an investor and director for numerous private companies
• Deep knowledge of Veeva as an early investor

Career Experience
• 2002–present: General Partner, Emergence Capital Partners, a venture capital firm founded by Mr. Ritter
• 2000–2001: Co-founder and CEO, Software As Service, Inc., a web services platform company
• 1999–2000: Vice President, Global Small Business division, IBM
• 1995–1999: Co-founder and President, Whistle Communications, Inc., an internet appliance and services platform acquired by IBM in 1999
• 1990–1995: Co-founder and President, Tribe, Inc., a networking infrastructure company
• 1986–1990: Vice President of Capital Markets, Credit Suisse First Boston Inc., an investment bank

Selected Board Experience
• Serves on the boards of directors of numerous private technology companies

Education
• Bachelor of Arts, Economics, Princeton University

Veeva Systems Inc. | 2022 Proxy Statement 11

Who We Are
Paul Sekhri Age: 64 Director since 2014 Independent Director Committees Nominating and Governance
Qualifications
• Executive, board member, and investor experience in the life sciences industry
• Leadership experience and technical knowledge of life science companies
• Public company board expertise

Career Experience
• 2019–2022: President and Chief Executive Officer, eGenesis, Inc., a biotechnology company focused on transplantation
• 2015–2019: President and Chief Executive Officer, Lycera Corp., a biopharmaceutical company focused on autoimmune diseases
• 2016–2017: Operating Partner, Highline Therapeutics, a biotech incubator launched by Versant Ventures
• 2014–2015: SVP, Integrated Care at Sanofi S.A., a multinational pharmaceutical company
• 2013–2014: Group EVP, Global Business Development and Chief Strategy Officer, Teva Pharmaceutical Industries, Ltd., a global pharmaceuticals company
• 2009–2013: Operating Partner and Head, Biotech Ops Group at TPG Biotech, part of the global private investment firm TPG Capital
• 2004–2009: President and Chief Executive Officer, Cerimon Pharmaceuticals, Inc., a pharmaceutical company

Selected Board Experience
• Spring Discovery, Inc. (2021–present)
• Longboard Pharmaceuticals (2020–present) (Public)
• eGenesis, Inc. (2019–present)
• Ipsen S.A. (2018–present) (Public)
• Compugen Ltd. (2017–present) (Public)
• Pharming Group N.V. (2015–present) (Public)
• BiomX, Inc. (2020–2022) (Public)
• Alpine Immune Sciences, Inc. (2017–2020) (Public)

Education
• Bachelor of Science, Zoology, University of Maryland
• Post-graduate studies, clinical anatomy and neuroscience, University of Maryland, School of Medicine

12 Veeva Systems Inc. | 2022 Proxy Statement

Who We Are
Matthew J. Wallach Age: 49 Director since 2020 Independent Director (as of the date of the Annual Meeting) Committees None
Qualifications
• Deep knowledge of Veeva as co-founder and former president
• Experience as an executive and business leader in the life sciences technology industry

Career Experience
• 2007–2019: Co-founder and President, Veeva Systems Inc.
• 2005–2007: Chief Marketing Officer, Health Market Science, Inc., a supplier of healthcare data solutions
• 2004: Vice President of Marketing and Product Management, IntelliChem, Inc., a provider of scientific content management solutions
• 1998–2003: General Manager, Pharmaceuticals & Biotechnology division, Siebel Systems, Inc., a customer relationship management software company

Selected Board Experience
• HealthVerity, Inc. (2016–present)

Education
• Bachelor of Arts, Economics, Yale University
• Master of Business Administration, Harvard Business School

Veeva Systems Inc. | 2022 Proxy Statement 13

HOW WE ARE SELECTED, ELECTED, AND EVALUATED
Considerations in Evaluating Director Nominees and Board Diversity
Our Nominating and Governance Committee reviews on at least an annual basis, the composition of the Board, including character, judgment, diversity, independence, expertise, corporate experience, length of service, other commitments, and the like. Our Nominating and Governance Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of Veeva with a view toward creating a Board with diversity of thought, experience, expertise and perspectives, including diversity with respect to gender and underrepresented community status. We have taken this aim seriously and we believe we have been successful in establishing a Board that includes diversity across a number of key fronts, including gender and underrepresented community status. When evaluating candidates for nomination as new directors, we value and consider the diversity traits of such candidates, but we do not require any particular diversity traits for a candidate or slate of candidates to be considered for nomination.
Board and Committee Evaluations
Pursuant to its charter, the Nominating and Governance Committee oversees the self-evaluation of the Board, and since 2015, we have engaged a third party to conduct interviews with each director regarding, among other things, Board and Board committee membership, structure, performance, and areas for improvement. The purpose of the evaluation is to assess the Board as a whole, and we believe that this process allows Board members to:
•	Gain a better understanding of what it means to be an effective Board, including identifying strategies to enhance Board performance;
•	Evaluate overall Board composition;
•	Assess Board and committee roles and responsibilities;
•	Provide anonymous feedback on peers;
•	Clarify the expectations that directors have of themselves and of each other;
•	Foster effective communications among directors and between the Board and management;
•	Identify and discuss areas for potential improvement; and
•	Identify Board goals and objectives for the coming year.
Following the interviews, the results are discussed with the Nominating and Governance Committee, the Chairman of the Board, and, where relevant, with management, and presented to and discussed with the full Board during executive session. Where appropriate, further action is taken consistent with these Board discussions.
Director On-Boarding and Continuing Education
Upon joining our Board, directors are provided with an orientation about us, which includes introductions to members of our senior management and information about our visions and values, operations, performance, strategic plans, and corporate governance practices (including our PBC purpose and our fiduciary duty to balance the financial interests of shareholders, the best interests of other stakeholders materially affected by our conduct, and the pursuit of our PBC purpose).
Our Board believes that our shareholders are best served by a Board comprised of individuals who are up to date on corporate governance and other matters relevant to board service. To encourage those efforts, our Board has adopted a Directors Continuing Education Policy (the “Director Education Policy”) that encourages all directors to pursue ongoing education and development on topics that they deem relevant
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HOW WE ARE SELECTED, ELECTED, AND EVALUATED
given their individual backgrounds and committee assignments on our Board. Our directors are encouraged and provided with opportunities to attend educational sessions on subjects that would assist them in discharging their duties. Pursuant to the Director Education Policy, we will reimburse directors up to $12,000 each fiscal year to pursue education and development. In addition and in order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business, our competitors, and corporate governance and regulatory issues.
Shareholder Recommendations for Nominations to the Board; Proxy Access
Our Nominating and Governance Committee has adopted Policies and Procedures for Director Candidates. Shareholder recommendations for candidates to our Board must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination; must be directed in writing to our principal executive offices, Attention: Corporate Secretary; and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for membership on the Board, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.
In addition, in 2021, we adopted “proxy access,” whereby a shareholder (or a group of up to 20 shareholders) that has held at least 3% of the voting power of our capital stock for three years or more may nominate candidates for up to 20% of the available director seats and have those nominees included in our proxy materials, provided that the shareholder and nominees satisfy the requirements specified in our Bylaws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement for the 2023 annual meeting of shareholders must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which generally must be received not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock.
Veeva Systems Inc. | 2022 Proxy Statement 15

How We Are Organized
Board Leadership Structure
Pursuant to our Corporate Governance Guidelines, our Board may separate or combine the roles of the Chairman of the Board and CEO when and if it deems it advisable and in our best interests and in the best interests of our shareholders to do so. We currently separate the roles of Chairman and CEO. Our Board is currently chaired by Mr. Ritter. Separating the roles of CEO and Chairman allows our CEO to focus on our day-to-day business while allowing the Chairman to lead our Board in its fundamental role of providing independent advice to, and oversight of, management. Our Board believes that having an independent director serve as Chairman is the appropriate leadership structure for us at this time, and the Board will periodically consider the Board’s leadership structure. Mr. Ritter, as our Chairman, presides over separate regularly scheduled executive session meetings at which only independent directors are present. Our Corporate Governance Guidelines are posted on our website.
Director Independence
Our Class A common stock is listed on the NYSE. The listing standards of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has determined that, other than Messrs. Cabral and Gassner, all of our directors are “independent” as that term is defined under the listing standards of the NYSE as of the date of the Annual Meeting. In addition, the independent members of our Board and Board committees regularly hold separate executive sessions at Board or Board committee meetings where only independent directors are present.
Board Committees
Our Board currently has three standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. In March 2022, our Board also determined to form a new standing Board committee in 2022 specifically tasked with oversight of cybersecurity risk. Our Board and its committees conduct scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of our Board qualifies as an independent director in accordance with NYSE listing standards.
Audit Committee
Our Audit Committee assists our Board in its oversight of the quality and integrity of our reported financial statements, our compliance with legal and regulatory requirements, our accounting and financial management processes and the effectiveness of our internal controls over financial reporting, our enterprise risk management and compliance programs, the quality and integrity of the annual audit of our financial statements, and the performance of our internal audit function. In addition, our Audit Committee discusses, at least annually, our cybersecurity and other information technology risks, controls, and procedures and receives periodic updates from our management on the same. We intend to transition the oversight of our cybersecurity and other information technology risks to the new standing Board committee to be formed in 2022, as noted above. Our Audit Committee also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, and, as
16 Veeva Systems Inc. | 2022 Proxy Statement

How We Are Organized
appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and NYSE listing standards.
The members of our Audit Committee are independent, non-employee members of our Board and qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and related NYSE listing standards, as determined by our Board. Each member can read and understand fundamental financial statements. Our Board has determined that Messrs. Chamberlain and Mohr qualify as audit committee financial experts within the meaning of regulations of the Securities and Exchange Commission (the “SEC”) and meet the financial sophistication requirements of the NYSE. The designation does not impose on them any duties, obligations, or liabilities that are greater than those generally imposed on any other member of our Board.
Compensation Committee
The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to executive compensation policies and programs, including reviewing, evaluating, recommending, and approving executive officer compensation arrangements, plans, policies, and programs. Among other things, specific responsibilities of our Compensation Committee include evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer’s compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In addition, our Compensation Committee administers our equity-based compensation plans, including granting equity awards and approving modifications of such awards. Our Compensation Committee also reviews and approves various other compensation policies and matters and has both the authority to engage its own advisors to assist it in carrying out its function and the responsibility to assess the independence of such advisors in accordance with SEC rules and NYSE listing standards. Our Chief Executive Officer, Chief Financial Officer, Chief People Officer, and General Counsel assist our Compensation Committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation.
Our Compensation Committee has delegated to the non-executive equity committee, consisting of our Chief Executive Officer, the authority to approve routine equity award grants to newly hired employees who are not direct reports of our Chief Executive Officer, as well as promotional and refresh equity award grants to employees who are not direct reports of our Chief Executive Officer, all within certain share parameters established and reviewed from time to time by the Compensation Committee.
During our fiscal year ended January 31, 2022 (“fiscal 2022”), our Compensation Committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executive officers and directors and how our compensation practices compared to the compensation practices of our peer companies. Compensia reports directly to the Compensation Committee. Compensia does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee believes that Compensia does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards.
The members of our Compensation Committee are “non-employee” directors under Rule 16b-3 of the Exchange Act, “outside directors” under applicable tax rules, and qualify as independent under Rule 10C of the Exchange Act and related NYSE listing standards, as determined by our Board.
Veeva Systems Inc. | 2022 Proxy Statement 17

How We Are Organized
Nominating and Governance Committee
The Nominating and Governance Committee oversees the nomination of directors, including, among other things, identifying, considering, and nominating candidates to our Board. Our Nominating and Governance Committee also recommends corporate governance guidelines and policies and advises the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and the Board’s committees. In addition, it oversees the annual evaluation of our Board and individual directors and advises the Board on matters that may involve members of the Board or our executive officers and that may involve a conflict of interest or taking of a corporate opportunity. Our Nominating and Governance Committee also evaluates potential candidates for our Board on an ongoing basis.
The members of our Nominating and Governance Committee are non-employee members of our Board and are independent under the listing standards of the NYSE applicable to Nominating and Governance Committee members.
Compensation Committee Interlocks and Insider Participation
During fiscal 2022, our Compensation Committee consisted of Messrs. Carges, Codd, and Ritter. None of our executive officers serves, or served during fiscal 2022, as a member of the Board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.
18 Veeva Systems Inc. | 2022 Proxy Statement

How We Govern and Are Governed
Overview of Our Corporate Governance Program and Recent Actions
The highlights of our corporate governance program are as follows:
•	Majority independent Board
•	Completely independent Audit Committee, Compensation Committee, and Nominating and Governance Committee
•	Separate Chairman and CEO positions
•	Annual director elections, with majority voting and removal with or without cause
•	Proxy access for director nominations
•	Shareholders’ ability to call a special meeting
•	Majority of Audit Committee members are “financial experts”
•	Regular executive sessions of independent directors
•	Annual Board evaluation (led by third party)
•	Members of management other than executive officers regularly attend and present at Board meetings
•	Automatic sunset of our dual-class structure in October 2023
•	Code of Conduct applicable to directors and executive officers
•	Corporate Citizenship statement posted to our website
•	Anti-hedging and pledging policies in our Insider Trading Policy
•	Our 10b5-1 trading plan guidelines follow best practices
•	Stock ownership guidelines for directors and executive officers
•	Change in circumstances with director resignation policy in our Corporate Governance Guidelines
•	Annual review of committee charters and corporate governance policies
•	Board continuing education program
We regularly review our current corporate governance practices against best practices and peer benchmarks. The following are the most recent actions we have taken to improve our corporate governance program:
•
In January 2022, we added two female directors to our Board, each of whom also identify as members of an underrepresented community. As a result, we increased our Board diversity to 27% as it relates to both gender and underrepresented communities.

•	In March 2022, the Board determined to form a new standing Board committee in 2022 specifically tasked with oversight of cybersecurity risk.
•	In 2021, we were the first public company to convert to a Delaware PBC after an overwhelming shareholder vote in favor.
•	At the same time in 2021, we de-classified our Board all at once, effective at the 2021 Annual Meeting rather than take a staggered approach.
•	Also in 2021, we adopted proxy access for director nominations and changed our charter documents to permit shareholders to call special meetings.
•
In late 2020 and in connection with our proposed conversion to a PBC, members of our Board had numerous engagement meetings with individual shareholders to discuss our contemplated conversion. We proactively sought to arrange meetings with our top twenty holders of Class A shares and had conversations with each shareholder that agreed to meet. We also accepted meetings from a number of smaller shareholders who expressed an interest in discussing our potential conversion.

•
In 2019 and early 2020, we continued our shareholder engagement with investors to discuss environmental, social, and governance matters. We also added a female director to our Board in August 2019 when Mary Lynne Hedley was appointed.

•
In March 2019, we reviewed and made changes to our overall compensation program (for both executive officers and employees) with a view toward retention and shareholder alignment (see “Our Pay“ for more details). We also adopted stock ownership guidelines for directors and executive officers.

Veeva Systems Inc. | 2022 Proxy Statement 19

How We Govern and Are Governed
Board and Committee Meeting Attendance
Our Board met six times during fiscal 2022. No director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and the total number of committee meetings of which he or she was a member during fiscal 2022. It is our policy to invite and encourage our directors to attend our annual meetings of shareholders and have scheduled our Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate their attendance. Last year, six of our directors attended our 2021 annual meeting of shareholders. The membership of each standing committee and number of meetings held during fiscal 2022 are identified in the table below.
Name	Audit	Compensation	Governance
Peter P. Gassner
Timothy C. Barabe*	✔		✔
Timothy S. Cabral**
Mark Carges***	✔	✔
Paul E. Chamberlain	✔
Ronald E.F. Codd	Chair	✔
Mary Lynne Hedley			Chair
Priscilla Hung**
Tina Hunt**
Marshall Mohr**	✔
Gordon Ritter		Chair
Paul Sekhri			✔
Matthew J. Wallach
Number of meetings held during fiscal 2022	8	6	5
*	Mr. Barabe did not stand for re-election at the 2021 Annual Meeting and ceased being a director on June 23, 2021.
**	Ms. Hung, Dr. Hunt, and Messrs. Cabral and Mohr were appointed to the Board on January 21, 2022, and Mr. Mohr joined the Audit Committee on the same date.
***	Mr. Carges joined the Audit Committee on March 12, 2021.
Corporate Governance Policies
Our Board has adopted a Code of Conduct that applies to all of our directors, employees, and officers, including our CEO, CFO, and other executive and senior financial officers. The full text of our Code of Conduct is posted on our website. Each committee of our Board has a written charter approved by our Board. Copies of each charter are also posted on our website. On an annual basis, our Board and its committees review our Corporate Governance Guidelines, the written charters for each of the Board’s committees, and our Code of Conduct against best practices and peer benchmarks. We will disclose any future amendments to, or waiver of, our Code of Conduct, on our website.
Board Oversight of Risk
One of the key functions of our Board is informed oversight of our risk management process. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities. Our Board is responsible for assuring that an appropriate culture of risk management exists within Veeva, monitoring and assessing strategic risk exposure, and focusing on how we address specific risks, such as cybersecurity and technology risks, brand and reputation risks, strategic and competitive risks, operational risks, financial risks, and legal and compliance risks. Our executive officers are responsible for the day-to-day management of the material risks we face. On a regular basis, our Board administers its oversight function directly as well as through its various standing committees that address the risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters; our internal audit function; our enterprise risk management and
20 Veeva Systems Inc. | 2022 Proxy Statement

How We Govern and Are Governed
compliance programs; and our cybersecurity and other information technology risks, controls, and procedures. More recently, in March 2022, the Board determined to form a new standing Board committee in 2022 specifically tasked with oversight of cybersecurity risk. Our Compensation Committee oversees the management of risks associated with our compensation policies and programs. Our Nominating and Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning.
Board’s Role in Human Capital Management
Our Board believes that human capital management is an important component of our continued growth and success. Our Board has regular involvement in talent attraction, retention, and development and succession planning, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for CEO succession planning and the Compensation Committee monitors management’s succession plans for other key executives. While the Board has approved an emergency succession plan for our CEO and certain key executives to prepare for unanticipated events, the Board believes that the establishment of a strong management team is the best way to prepare for an unanticipated executive departure.
In addition, members of our Board regularly engage with employees at all levels of the organization through periodic visits to Veeva’s headquarters in Pleasanton, California, and attendance at employee and customer events, to gain insight into a broad range of human capital management topics, including corporate culture, diversity, employee development, and compensation and benefits. Our Board and management consider employee feedback in evaluating employee programs and initiatives and benefits and in monitoring our current practices for potential areas of improvement.
In particular, our Compensation Committee administers and provides oversight of our cash and equity-based compensation programs and reviews with management our major compensation-related risks, including as they relate to retention of our key executives and employees.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2022, all Section 16(a) filing requirements were satisfied on a timely basis.
Certain Relationships and Related Party Transactions
In addition to the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since February 1, 2021 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Veeva Systems Inc. | 2022 Proxy Statement 21

How We Govern and Are Governed
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Theodore Wallach, a brother of our director, Matthew J. Wallach, has been employed by us since September 2010. Theodore Wallach serves as a senior product manager. During fiscal 2022, Theodore Wallach had total cash and other compensation of approximately $330,000, approximately $130,000 of which represents the aggregate grant date fair value of RSUs and options calculated in accordance with FASB ASC Topic No. 718.
Lisa Halsey, a sister-in-law of our director, Tim Cabral, was employed by us from August 2015 to April 2022. Ms. Halsey served as a director on our employee success team. During fiscal 2022, Ms. Halsey had total cash and other compensation of approximately $210,000, approximately $60,000 of which represents the aggregate grant date fair value of RSUs and options calculated in accordance with FASB ASC Topic No. 718.
The compensation level for each of Theodore Wallach and Ms. Halsey was comparable to the compensation paid to employees in similar positions that were not related to our executive officers. They also were eligible for equity awards on the same general terms and conditions as other employees in similar positions who were not related to our executive officers.
Indemnification Agreements
We have entered into indemnification agreements with our directors, executive officers, and other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers, and key employees to the fullest extent permitted by Delaware law, our Certificate, and our Bylaws against expenses incurred by that person because of his or her status as one of our directors, executive officers, or key employees. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding.
Policies and Procedures for Related Party Transactions
Pursuant to our Code of Conduct and Audit Committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such person’s immediate family members or affiliates, in which the amount involved, either individually or in the aggregate, exceeds $120,000 must be presented to our Audit Committee for review, consideration, and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Veeva’s best interests, as our Audit Committee determines in the good faith exercise of its discretion
22 Veeva Systems Inc. | 2022 Proxy Statement

How We Are Paid
Non-Employee Director Compensation Plan
Each non-employee member of the Board receives an annual cash retainer of $50,000, paid in arrears in quarterly installments.
Non-employee members of the Board also receive grants of RSUs under our 2013 Equity Incentive Plan on the date of our annual meeting of shareholders. Such annual grants are valued on the date of grant and vest quarterly over one year. On the date of each annual meeting of shareholders, each non-employee director who is serving on the Board as of such date will be issued RSUs valued at $225,000 of our Class A common stock. In addition, the non-executive chairman or lead independent director will receive an additional issuance of RSUs valued at $40,000 of our Class A common stock.
Non-employee members of the Board’s committees are granted additional RSUs as follows.
•	Audit Committee
•	Members: RSUs valued at $20,000
•	Chair: RSUs valued at $40,000
•	Compensation Committee
•	Members: RSUs valued at $10,000
•	Chair: RSUs valued at $20,000
•	Nominating and Governance Committee
•	Members: RSUs valued at $10,000
•	Chair: RSUs valued at $20,000
New directors and new committee members will receive cash and equity compensation on a pro-rated basis to coincide with our annual director compensation period, which begins in the month of our annual meeting of shareholders.
We also have a policy of paying for regulatory filing fees related to ownership of Veeva stock and reimbursing directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
Director Compensation
The following table sets forth information about the compensation of the non-employee members of our Board who served as a director during fiscal 2022. Other than as set forth in the table and described more fully below, during fiscal 2022, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our Board for service as a director. Mr. Gassner, our Chief Executive Officer, receives no compensation for his service as a director and, therefore, is not included in the table below.
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation	Total ($)
Timothy C. Barabe (4)	20,833	—	—	20,833
Timothy S. Cabral (5)	—	93,940	—	93,940
Mark Carges	50,000	261,305	—	311,305
Paul E. Chamberlain	50,000	245,163	—	295,163
Ronald E.F. Codd (6)	50,000	275,030	—	325,030
Mary Lynne Hedley	50,000	245,163	—	295,163
Priscilla Hung (5)	—	93,940	—	93,940
Tina Hunt (5)	—	93,940	—	93,940
Marshall L. Mohr (5)	—	102,157	—	102,157
Gordon Ritter	50,000	285,297	125,000 (7)	460,297
Paul Sekhri	50,000	235,207	—	285,207
Matthew J. Wallach	50,000	225,251	—	275,251
(1)	Represents the annual cash retainers paid to each director.
Veeva Systems Inc. | 2022 Proxy Statement 23

How We Are Paid
(2)
Represents the aggregate grant date fair value of RSUs granted to the director during fiscal 2022, computed in accordance with FASB ASC Topic No. 718. See notes 1 and 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2022 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards. As of January 31, 2022, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our Class A common stock were issuable upon vesting: Mr. Cabral — 423; Mr. Carges — 410; Mr. Chamberlain — 394; Mr. Codd — 442; Dr. Hedley — 394; Ms. Hung — 423; Dr. Hunt — 423; Mr. Mohr — 460; Mr. Ritter — 458; Mr. Sekhri — 378; and Mr. Wallach — 362.

(3)
As of January 31, 2022, certain of our non-employee directors held outstanding stock options from grants made prior to our fiscal 2022. As of January 31, 2022, Mr. Codd held an outstanding option to purchase 40,000 shares of Class A common stock, which represents (i) 20,000 shares unexercised and vested of an option granted on June 4, 2014, and (ii) 20,000 shares unexercised and vested of an option granted on June 17, 2015, both granted under our 2013 Equity Incentive Plan. As of January 31, 2022, Mr. Cabral held an outstanding option to purchase 4,500 shares of Class B common stock, which represents the unexercised and vested portion of an option granted on March 10, 2013 under our 2012 Equity Incentive Plan. As of January 31, 2022, Mr. Wallach also held an outstanding option to purchase 70,000 shares of Class B common stock, which represents the unexercised and vested portion of an option granted on March 10, 2013 under our 2012 Equity Incentive Plan. Our Compensation Committee unanimously amended the original post-termination exercise period of the outstanding options held by each of Messrs. Cabral and Wallach from three months post-termination to the earlier of (i) March 8, 2023 or (ii) the date on which the option pursuant to its original term would expire.

(4)	Mr. Barabe did not stand for re-election at the 2021 Annual Meeting and ceased being a director on June 23, 2021.
(5)	Ms. Hung, Dr. Hunt, and Messrs. Cabral and Mohr were appointed to the Board on January 21, 2022.
(6)	On January 21, 2022, Mr. Codd informed the Board of his intention to retire from his role as a director on the Board, effective immediately prior to the Annual Meeting.
(7)	This reflects regulatory filing fees related to Mr. Ritter’s ownership of Veeva stock in accordance with our Non-Employee Directors Compensation Plan.
Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our shareholders, our Board adopted stock ownership guidelines. Under these guidelines, each director must own Veeva stock with a value of three times the annual cash retainer for Board service. Our directors may satisfy these guidelines by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options and are required to achieve these ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such director’s election or appointment. All of our directors are in compliance with these guidelines as of March 31, 2022, except for Ms. Hung, Dr. Hunt, and Mr. Mohr who have until January 20, 2025 to comply.
See “Our Pay—Compensation Discussion and Analysis—Other Compensation Information and Policies—Stock Ownership Guidelines” for information about the guidelines applicable to our executive officers.
24 Veeva Systems Inc. | 2022 Proxy Statement

HOW YOU CAN COMMUNICATE WITH US
Our Board, similar to our management, values regular input from shareholders and stakeholders. We, therefore, have several means by which we receive and seek that input. These include:
•	Shareholder participation in our annual meeting, both via voting and via the opportunity to ask questions or make comments;
•	Shareholder-director engagement, both initiated by us and by shareholders;
•
Shareholder participation in our regular earnings calls and during the many conferences and other events at which we offer shareholder dialogue, including our Investor and Analyst Day typically held in the fall;

•	Use of any of our compliance or hotline reporting functions;
•	Participating in any of the director education or similar governance events attended by our directors or executives; and
•	Writing to us either to the address of our physical headquarters or using our dedicated investor relations email address.
Shareholders and other interested parties wishing to communicate in writing with our Board or with an individual member of our Board may do so by mailing to the Board or to the particular member of the Board, care of the Corporate Secretary, a letter to our principal executive offices, Attention: Corporate Secretary, Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588. The envelope should indicate that it contains a shareholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.
Veeva Systems Inc. | 2022 Proxy Statement 25

Our Company
Overview
Veeva is the leading provider of industry cloud solutions for the global life sciences industry. We were founded in 2007 on the premise that industry-specific cloud solutions could best address the operating challenges and regulatory requirements of life sciences companies. Our solutions span cloud software, data, and business consulting and are designed to meet the unique needs of our customers and their most strategic business functions—from research and development (R&D) to commercialization. Our solutions help life sciences companies develop and bring products to market faster and more efficiently, market and sell more effectively, and maintain compliance with government regulations.
Fiscal 2022 Business Highlights
•	Our total revenues for fiscal 2022 were $1.85 billion, an increase of 26% year-over-year, and our subscription services revenues were $1.48 billion, an increase of 26% year-over-year.
•
Our operating income for fiscal 2022 was $505.5 million, an increase of 34% year-over-year, and our non-GAAP operating income was $758.7 million, an increase of 30% year-over-year. Our net income for fiscal 2022 was $427.4 million, an increase of 12% year-over-year, and our non-GAAP net income was $604.7 million, an increase of 28% year-over-year. A reconciliation of these non-GAAP metrics to the related GAAP metrics is included at Appendix A.

•
On February 1, 2021, after an overwhelming approval by our voting shareholders, we became the largest ever and first publicly traded company to transition from a traditional Delaware corporation to a PBC. The move aligns with our long-term mission to help life sciences companies in their crucial work to improve and extend life. We have included our first annual PBC report herein at “Our PBC Report.”

•
We announced Veeva Digital Trials Platform, a new solution to significantly advance clinical trial execution by providing a complete and connected technology ecosystem that spans patients, research sites, and trial sponsors. The platform is comprised of our comprehensive application suites for clinical operations and clinical data management and pre-built connections to our applications for clinical research sites and patient engagement. The platform is designed to enable seamless execution and flow of data between clinical trial stakeholders–including patients, research sites, contract research organizations (CROs), and trial sponsors–for faster, more efficient trials that achieve higher data accuracy and increased patient diversity.

•	We also expanded Veeva Link, our real-time customer intelligence product to cover more than 20 therapeutic areas.
•	In addition, we introduced Veeva Vault Quality innovations to modernize quality operations, including:
•	Veeva Vault Validation Management, a new application that will enable more efficient, cost-effective validation lifecycle management for audit readiness and compliance.
•
Veeva Vault LIMS, a new cloud application to optimize quality control (QC) labs for real-time batch release. It will connect with Vault QualityDocs, Vault QMS, and Vault Training to increase productivity, efficiency, and compliance.

•
Veeva LearnGxP, a comprehensive eLearning library (from the acquisition of Learnaboutgmp, a leading provider of accredited GxP training for life sciences) with hundreds of assets to help organizations develop programs that reduce cost and improve training outcomes.

•	We announced that Veeva Business Consulting is adding services to support the R&D functions of life sciences companies, expanding from our current commercial focus.
•
We launched Veeva RTSM, a randomization and trial supply management (RTSM) solution to support the most complex study designs with flexible control over trial supply and advanced tools to minimize drug wastage.

26 Veeva Systems Inc. | 2022 Proxy Statement

Our Company
Our Executive Officers
The following table provides information concerning our executive officers as of April 27, 2022.
Name	Age	Position(s)
Peter P. Gassner	57	Chief Executive Officer and Director
Thomas D. Schwenger	54	President and Chief Operating Officer
Brent Bowman	55	Chief Financial Officer
E. Nitsa Zuppas	52	Chief Marketing Officer
Alan V. Mateo	60	Executive Vice President, Global Sales
Jonathan “Josh” W. Faddis	50	Senior Vice President, General Counsel and Secretary
Frederic Lequient	53	Senior Vice President, Global Customer Services
Peter P. Gassner. See biographical information set forth under “Who We Are—Board Nominees.”
Thomas D. Schwenger has served as our President and Chief Operating Officer since September 2019. Prior to joining Veeva, Mr. Schwenger served in various roles at Accenture plc, a global management consulting and professional services firm (previously Andersen Consulting and Arthur Andersen & Co.), where he had served since 1989. At Accenture, Mr. Schwenger served most recently as Senior Managing Director, Northeast U.S. Products Industries Client Service Group Lead since 2016, and previously as Senior Managing Director, North America Life Sciences Client Service Group Lead since 2014. Mr. Schwenger earned a Bachelor of Science degree in Quantitative Business Analysis from Penn State University.
Brent Bowman has served as our Chief Financial Officer since September 2020. Prior to such appointment, Mr. Bowman served as our Executive Vice President, Finance, from June 2020 through August 2020. Prior to Veeva, Mr. Bowman served as Chief Financial Officer for [24]7.ai, where he served in such role since May 2018. From December 2015 to April 2018, Mr. Bowman served as Vice President, Finance for Intel Corporation. Between March 2010 and December 2015, Mr. Bowman held multiple executive roles with Altera Corporation, until it was acquired by Intel Corporation. From April 1994 to October 2010, Mr. Bowman held various roles with Sun Microsystems, Inc. Mr. Bowman began his career with Ernst & Young in September 1989. Mr. Bowman received a Bachelor of Arts in Business Economics from the University of California, Santa Barbara. Mr. Bowman is also a licensed certified public accountant (“CPA”) in the State of California.
E. Nitsa Zuppas has served as our Chief Marketing Officer since March 2013. Prior to joining Veeva, Ms. Zuppas served as Chief Marketing Officer for First Virtual Group, a diversified holding company with global interests in real estate, agribusiness, philanthropy, and global financial asset management, and Executive Director of the Siebel Foundation from February 2006 to March 2013. From March 1998 to January 2006, Ms. Zuppas served in a number of executive roles at Siebel Systems, including Director, Product Marketing, Senior Director, Investor Relations, General Manager, Siebel Retail, and Vice President, Marketing. Ms. Zuppas earned a Bachelor of Arts degree in Art History from California State University.
Alan V. Mateo has served as our Executive Vice President, Global Sales since April 2015. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent 11 years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was northeast sales director for Red Pepper Software Co., a provider of supply chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.
Veeva Systems Inc. | 2022 Proxy Statement 27

Our Company
Josh Faddis has served as our Senior Vice President since April 2016 and General Counsel since September 2012. Mr. Faddis has also served as our Corporate Secretary since May 2013. Prior to joining Veeva, Mr. Faddis served in various roles at Taleo Corporation, a software-as-a-service provider of human capital management solutions, beginning in June 2001 through April 2012, including Senior Vice President, General Counsel, and Secretary. Prior to joining Taleo, Mr. Faddis conducted intellectual property and business litigation at Fulbright & Jaworski LLP and served as a Judicial Clerk for the Honorable Justice Craig Enoch, Supreme Court of the State of Texas. Mr. Faddis earned a Bachelor of Science in Agricultural Economics from Texas A&M University, magna cum laude, and a Juris Doctor degree from the Georgetown University Law Center.
Frederic Lequient has served as our Senior Vice President, Global Customer Services since February 2016. Prior to joining Veeva, Mr. Lequient served as Vice President, Customer Success at PubMatic, Inc., an advertising software platform company, from April 2015 to December 2015. From April 2014 to January 2015, Mr. Lequient served as Senior Vice President, Customer Success at FollowAnalytics, Inc., a provider of a mobile marketing automation and engagement platform. From April 2012 to April 2014, Mr. Lequient served as Group Vice President, Consulting at Oracle Corporation, an enterprise software company. From September 1999 to April 2012, Mr. Lequient served in various roles at Taleo, including as Vice President, Field Solutions and Business Development. Mr. Lequient earned a Bachelor of Engineering in Industrial Engineering from Université de Montréal - Ecole polytechnique de Montréal.
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Our Unique Employment Practices
Our current business operations and future growth depend on having a highly engaged workforce with a diverse set of skills and life experiences operating together with a common vision, values, and ways of working. To attract and retain our workforce, we offer competitive compensation and benefits, but compensation and benefits are not everything. We have also adopted some unique practices that we believe differentiate Veeva.
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Focus on vision and values. We are guided by a common vision—Building the Industry Cloud for Life Sciences—and set of core values: Do the Right Thing, Customer Success, Employee Success, and Speed. This statement of vision and values acts as our North Star for decision making and it is emphasized and engrained into our thinking. We begin every important meeting, including each meeting of our Board and all large employee meetings, by reviewing our vision and values. Our employees know and understand what we are trying to accomplish and the values that should guide how we get there. A description of our vision and values is included herein at “Our PBC Report—Our Vision and Values.”

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Broad equity ownership. Many companies, as they mature, limit the issuance of company equity to an ever more narrow group of employees. We have done the opposite. In fiscal 2022, 97% of our employees were issued company equity. We believe this helps to create an ownership and team-first culture that motivates and rewards employees. We generally grant both restricted stock units (which have immediate value to employees at vesting) and stock options (which have value to employees only if we create value for our shareholders).

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Work Anywhere. We have also adopted a “Work Anywhere” policy, which generally gives employees the flexibility to work in an office or at home on any given day, with certain job-specific restrictions. Under our policy, employees can also relocate to a place that better suits their individual or family needs if they wish. We believe that our Work Anywhere policy broadens our talent pool by giving employees the freedom to live where it makes the most sense for them, including in places without an office nearby. We also take steps to ensure that remote employees are not treated as second-class citizens and have all of the same opportunities for impact, contribution, and career advancement as employees who work at headquarters.

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1% Veeva giving program. Our support for charitable causes is entirely employee driven because we think giving is personal and should be directed by the individual. With our 1% Veeva giving program, each employee receives an amount equivalent to 1% of their base salary annually to direct to the non-profit(s) of his or her choice. There is no required employee match. Employees simply make a choice. We never dictate favored corporate causes or ask employees to donate to specific non-profits.

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No non-competes. Employee non-compete agreements are bad for employees, bad for innovation, and bad for the economy. We do not require any of our employees anywhere in the world to enter into non-compete agreements, and we have taken legal action to prevent the abusive use of non-compete agreements to restrict employees from working where they choose.

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Executive Compensation. Our most senior executives, including our CEO, all make the same base salary, which is set at a level that is modest by comparison to our peer group. Further, none of our most senior executives is eligible for a cash bonus or case-based variable compensation and none is currently eligible for any severance or change in control-related benefits that are unique to executives. Our executive compensation is, instead, largely equity driven and includes, as a significant component, stock options that vest over four years. We believe this structure fosters a team-first culture, encourages long-term thinking to create a sustainable and durable business, and aligns with the interest of shareholders and other stakeholders.

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Our Company
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Fair Termination and Severance Practices. Veeva strives to be both fair and nimble with respect to the employee separation process. In the U.S., we provide a standard separation period with continued pay and benefits coverage that allows separated employees reasonable time to transition to a new employer with pay and continued health coverage. In Europe, we offer standard severance terms across Europe to ensure that all employees in the region are treated fairly and consistently.

While we experience intense competition for talent, and in fiscal 2022 we experienced higher employee attrition than our historical norms, we believe we have been effective in attracting and retaining talented employees. We believe the employment practices listed above are, in part, responsible for our success in attracting and retaining great employees, and in fiscal 2022, we increased our employee headcount by 976.
Our Workforce Diversity
Diversity is important to us, and we believe diversity comes in many forms. Our Chief Diversity Officer provides strategic leadership and focus towards Veeva’s commitment to fostering a diverse and inclusive workplace. As of January 31, 2022, 43% of our global employee population identified as female and 40% of our managers identified as female. This data uses traditional gender categories of male and female to align with U.S. government reporting requirements. We respect that gender is not binary and this statistic does not reflect our position on gender. The data we collect from our U.S. employees to submit to the Equal Opportunity Employment Commission indicates that, as of December 31, 2021, approximately 39% of our U.S. workforce self-identified as members of underrepresented racial or ethnic groups.
Our PBC Report
On February 1, 2021, we became the first public company to convert to a PBC. Ninety-nine percent of votes cast were in favor of our PBC conversion.
At that time, we committed to report progress against our PBC objectives annually and publicly. The following sections fulfill that commitment by explaining how the PBC structure reflects our Vision and Values and how we are pursuing our public benefit purpose and multi-stakeholder obligations when we make important decisions.
Our Vision and Values
Our vision and values guide our strategy, operations, and decision-making at all levels of the company. We review and re-enforce our vision and values at every significant meeting or event. While our vision and values have remained constant for many years, we review them and consider adjustments annually and publish a detailed description to all our employees. Our current vision and values description, the same as shared with our employees, is below:
Vision: Building the Industry Cloud for Life Sciences. We focus on cloud technology, data, technical services, business consulting, and a network of partners to help the global life sciences industry become more efficient and effective. We aspire to become essential to and appreciated by the life sciences industry.
Values
1.	Do the Right Thing
2.	Customer Success
3.	Employee Success
4.	Speed
Our values are listed in priority order from one to four.
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Do the Right Thing. We pride ourselves on being good humans that are honest, direct, and humble. We don’t lie, cheat or steal. We treat others how we wish to be treated and respect each individual person. We trust common sense over excessive rules. We consider customers, employees, the industries we serve, and shareholders in making decisions. Veeva is not all about the money.
Customer Success. Customer success has three parts. First, it's about the people in the companies we serve. They should enjoy working with our products and people. They should be able to count on us and know we will go the extra mile when needed for customer success. Second, it's about the companies. Our products and services should deliver positive ROI over the short and long term. And third, it’s for the industries we serve. Veeva products and services should have a positive effect on the industry, making it more efficient, innovative, and effective. We strive to be an outstanding and highly strategic partner to the industry over the long term.
Employee Success. Veeva should be a place where employees can do their best work and work around great people in an environment of teamwork. Employees should be treated with respect and given the appropriate supporting structures to effectively 'captain their own ship' for growth and excellence. We are careful in who we hire, and we take action when things are not working out. We prefer to promote internally based on potential. We compensate fairly based on contribution.
Speed. We should try our best to do things quickly and correctly the first time. We should get the important things done today rather than tomorrow. As we grow, we must push decision making down to operating levels to retain our speed, agility, and innovation. We know that as a company grows it will tend to slow down. We fight against that gravity. We celebrate mistakes and learn from them. A company that has no mistakes has no speed, takes no risks, and has little reward.
Our PBC Purpose and Obligations
A PBC is a for-profit company that has adopted a public benefit purpose intended to provide benefits beyond just shareholder financial returns. The directors of a PBC have a fiduciary duty to balance the interests of shareholders, other stakeholders materially affected by the company’s conduct, and pursuit of the company’s public benefit purpose. Our public benefit purpose is as follows:
To provide products and services that are intended to help make the industries we serve more productive and to create high-quality employment opportunities in the communities in which we operate.
We believe the PBC legal structure is aligned with the way we operate and is a more accurate reflection of our vision and values than the traditional corporate structure. Throughout Veeva’s history, we have considered the interests of our customers, employees, partners, and the communities in which we operate as we have deliberated over what was in the best interests of our shareholders. We believe that most, if not all, companies that have achieved meaningful success and maintained market leadership over longer periods must, in various ways, balance the interests of their various stakeholders and the interests of their shareholders.
As a PBC, we still have a fiduciary duty to shareholders. While our stated public benefit purpose is intended to have a positive effect on non-shareholders, we believe that it also benefits shareholders. Shareholders benefit when employees are engaged and happy, when partners can collaborate and add value, when customers are more productive, and when customers feel more comfortable partnering on long-term engagements. We believe that pursuing our PBC purpose and considering the interests of our stakeholders will enhance our relationships with customers, employees, job candidates, partners, and the communities where we operate in a way that makes our business more durable.
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Our Company
Our PBC Purpose Objectives
Our Board has established objectives in pursuit of our PBC purpose. Our objectives may change over time as our business and our relationship with the industries we serve evolves. We discuss each of our current objectives below.
•	Veeva PBC Purpose (Part 1): To provide products and services that are intended to help make the industries we serve more productive.
•	Objective 1: Enable faster, less expensive clinical trials that are less burdensome and more accessible to patients
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Details & progress: By connecting clinical trial stakeholders through the Veeva Digital Trials Platform, we intend to make fully digital clinical trials a common reality and reduce clinical trial time and cost each by 25%. We continue to innovate within our existing products and strategically launch new products to meet the unique needs of and enable a seamless flow of data between all clinical trial stakeholders: sponsors, patients, and sites. For representative progress, in fiscal 2022, we had over 250 new connected studies using Veeva Site Connect to connect the clinical trial ecosystem, and we had our first patients using eConsent to facilitate the clinical trial enrollment process.

•	Objective 2: Support customer choice and remove competitive barriers from the industry
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Details & progress: Life sciences companies should have the freedom to choose the software, data products, and services that meet their business needs without undue restrictions. Choice benefits the life sciences industry and is crucial for the industry to fulfill its mission of improving the lives of patients. Today we maintain over 600 agreements that allow third parties (often competitors) to access our proprietary data and cloud software products for that purpose. We do not block or disable integrations to third-party software products; instead, we enable them through open APIs where possible. When called for, we have also taken legal action to stop anticompetitive practices that we believe harm the life sciences industry and violate antitrust laws, including our ongoing lawsuits against IQVIA, which are described in Note 15 of our annual report on Form 10-K for the period ended January 31, 2022.

•	Veeva PBC Purpose (Part 2): To create high-quality employment opportunities in the communities in which we operate.
•	Objective 3: High-Quality Job Creation—10,000 employees by 2025
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Details & progress: We provide job opportunities with high potential for development and advancement, fair and competitive compensation and benefits, location flexibility, and without abusive restrictions. In fiscal 2022, we added 976 employees for a total of 5,482 employees. For more information on how we are creating high-quality jobs, see “Our Unique Employment Practices.”

•	Objective 4: Advocate for the elimination of the use of non-competes as a condition of employment in the U.S. by 2030
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Details & progress: We have long held the belief that individuals and society benefit when employees have the freedom to pursue the opportunities they choose. In fiscal 2022, we provided legal defense to seven employees against the assertion of non-compete agreements by their former employers. We were publicly supportive when President Biden encouraged the Federal Trade Commission, via executive order, to

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use its rulemaking authority to curtail the use of non-compete clauses to unfairly limit worker mobility. To our knowledge, we were the only significant technology company to do so. This is not an expression of political support, but rather a reflection of our longstanding ethical view. We continued to pursue our lawsuit, described in Item 3 of our annual report on Form 10-K for the period ended January 31, 2022, which seeks declaratory judgment that out-of-state non-compete agreements cannot be enforced against employees with sufficient connections to the state of California, regardless of where the employee physically resides.
Key Stakeholder Decisions
In addition to the objectives described above, we believe a powerful way to illustrate how we operate as a PBC is to discuss a select set of key decisions from our last fiscal year that we believe were particularly meaningful. Decisions are the leading indicators of operations and results. A decision may not impact results for multiple years, or a decision may be preventative in nature. The decisions we list below are intended to be non-exhaustive and illustrative examples of our stakeholder-balanced decision-making that were impactful or representative decisions in fiscal 2022.
•	We introduced a new “check-in” process to promote a healthier, more authentic manager-employee conversation. Scheduled for twice a year, we have conducted over 4,500 check-ins thus far.
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We conducted thoughtful, accurate, and timely pay increases in response to the unusual talent shortage and inflation pressures, including an out-of-cycle 5% base salary increase for the majority of our employees that was distinct from our annual compensation review process.

•	We evaluated two significant acquisitions and decided not to move forward after concluding that shareholders and customers would be better served by a more focused approach.
•	We entered the RTSM market through acquisition while also committing to the support of existing RTSM partners, further strengthening our capabilities for our customers.
•	We decided to not increase subscription prices for existing customers during 2021 and 2022, even though we are in a period of high inflation.
Key Operations Practices
There are also numerous ongoing practices that are designed to keep us aligned to our vision and values, stakeholder interests, and public benefit purpose as we scale. Here we list five of the most important and representative operational practices that were significant in the past year.
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We provide consistent and frequent communication of our Vision and Values. We begin every important meeting, including each meeting of our Board and all large employee meetings by reviewing our Vision and Values. Our Vision and Values are intrinsically tied to our PBC purpose and success as a PBC.*

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We audit within our corporate leadership team for integrity and energy with a greater focus on dialog and judgment. We take this non-traditional approach to internal audit as a preventative measure and based on the view that any number of enterprise risks can arise from a failure in one of these areas. We have discovered and prevented issues using this approach in fiscal 2022.

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We are committed to a compensation program that is fair and fosters a team-first culture. This viewpoint is reflected in our executive compensation structure and our emphasis on broad equity participation.*

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•	We maintain our commitment to reasonable employment agreements without non-competes and we don’t make ‘keep silent’ payments.*
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We support our Veeva Giving program. The program encourages employees to give back to their communities in a way that is entirely employee-directed and not regressive (i.e., not a match that only the highest-paid can afford).*

*For more information, see “Our Unique Employment Practices.”
Our Approach to Environmental Sustainability
We are committed to environmental stewardship through our business practices and continually seek ways to lessen our environmental impact.
In 2014, we made a strategic investment of more than $24 million to purchase our global headquarters building in Pleasanton, California, allowing us to implement a number of sustainability programs not possible in a leased facility, including a solar power array and lighting and water efficiency. Further, 100% of the energy purchased for our European headquarters building in Barcelona, Spain, comes from sustainable hydropower, wind and solar sources. Globally, we practice the following:
•	purchasing renewable energy where available;
•	all our major offices have recycling and e-waste programs in place;
•	we choose equipment, lighting, and appliances that minimize energy and water usage;
•	in buildings where we offer daily lunch, we use our own dishware; and
•	we purchase eco-friendly office supplies and cleaning supplies.
Over time, we expect to expand these programs at our headquarters and in our other locations throughout the world.
In addition, we have partnered with an asset disposal company that re-uses our retired electronic equipment after certified data destruction and uses certified recycling processes where re-use is not possible.
We also expect our vendors to maintain sustainable practices. Our two main computing infrastructure providers—Salesforce and Amazon Web Services—have made commitments to environmental sustainability initiatives. Amazon Web Services has publicly committed to 100% renewable energy by 2025, and Salesforce has publicly reported that it is a net zero carbon neutral company across its full value chain and it has achieved 100% renewable energy for its operations.
Our Approach to Internal Audit
The primary focus of our internal audit function is to ensure the integrity, energy, and competence of our leadership team. We recognize that this is a non-traditional approach to internal audit—one that is not easily quantified—and involves dialogue and judgment to a greater degree than traditional internal audits. We take this approach based on the view that the root cause of any number of enterprise risks is a failure in one of these areas.
Our Security and Privacy Programs
Data privacy and data security are part of our corporate DNA. We know that customers have put their trust in us, and we take that very seriously. Our solutions involve the storage and transmission of our customers’ proprietary information, personal information of medical professionals, personal information of patients and clinical trial participants, and other sensitive information. Our ability to maintain the confidentiality,
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integrity, and availability of our customers’ data is critical to our success. Our Chief Information Officer (“CIO”) & Head of Operations, a member of our executive leadership team, is responsible for the day-to-day cybersecurity and technology risk management. Veeva’s Chief Information Security Officer (“CISO”), who reports to the CIO, oversees our security team.
Veeva maintains a comprehensive Information Security Management System (“ISMS”) to ensure the confidentiality, integrity, and availability of customer data, corporate data (such as intellectual property or source code), employee data, and our systems. Our ISMS is founded on the following industry-leading and regulatory standards:
•	ISO 9001:2015 – Quality Management Systems
•	ISO/IEC 27001:2013 – Information Security Management
•	SOC2 Type II – System and Organization Controls
•	SEI Capability Maturity Model Integration (v1.3)
•	IT Infrastructure Library (ITIL) version 3
•	ICH Q9 – Quality Risk Management
Veeva has achieved ISO (International Organization for Standardization) 27001 certification for our ISMS, which is managed by our CISO to ensure security controls conform to established standards across both product and infrastructure components. As a data processor, we are also the custodian of customer information that can be both confidential and sensitive. We are also certified to ISO 27018 for privacy controls.
Critical elements of our ISMS include:
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Operational measures to monitor and respond to data breaches and cyber attacks. We have application, database, network, and resource monitoring in place to identify any vulnerabilities and protect our applications. Our personnel are trained to immediately report any security incident and any such incident is handled in accordance with our Security Incident Management Policy and follows a formal incident response process. We provide a trust site that displays upcoming maintenance downtimes, any data center incident, or any security communications.

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Vulnerability and penetration testing. Our solutions undergo internal vulnerability testing prior to release. We have built our own internal penetration testing systems and we conduct vulnerability assessments on our software using automated and manual methods, at least annually. In addition, our customer service agreements commit us to commission annual vulnerability and penetration testing of our systems by industry-recognized, third-party security specialists, including those required by ISO and by the U.S. Health Insurance Portability and Accountability Act (“HIPAA”) Security Standards Compliance Assessment. We also obtain independent third-party audit opinions related to security and availability annually, such as SOC2, Type II reports and ISO 27001 attestation reports.

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Training. We require role-based security and security awareness training. All employees receive annual training on our Code of Conduct, which establishes our commitment to protecting the confidential, proprietary, and private information of our customers and partners. In addition, all new hires and contractors must undergo information security awareness training. Subsequent security awareness training is required biennially for all active employees and contractors. Employees in certain roles (e.g., customer support representatives, developers, and hiring managers) receive further and more extensive data security training annually.

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Disaster Recovery and Business Continuity. Our solutions are designed to avoid single points of failure to reduce the chance of business disruption. We maintain formally documented recovery processes that may be activated in the event of a significant business disruption for both our corporate IT infrastructure and the production infrastructure that processes Veeva customer data. We conduct testing, at least annually, to verify the validity of the recovery processes and provide reports on the test results for production infrastructure that processes Veeva customer data to customers via access to a customer portal.

Through our Supplier Management Program, we maintain procedures that specify requirements for the assessment of all vendors, suppliers, and contractors who provide services that may impact our product and process quality. These procedures ensure that there is an appropriate level of oversight of our vendors’ quality systems. We perform initial audits and then periodic audits on our suppliers and partners to ensure products and services conform to Veeva established quality standards.
We have implemented several programs to ensure a culture of risk management. For example, we have a Security Points of Contact Program, which embeds our security experts into product development teams. In addition, a Security Council, sponsored by the CEO and chaired by the CISO, meets monthly to discuss the security program, security incidents, and ongoing program objectives. The council is comprised of senior leaders in product development, operations, security, and quality and ensures that security remains a top priority across the enterprise.
We also maintain a global privacy program aligned to applicable laws such as the California Consumer Privacy Act (“CCPA”), the California Privacy Rights Act (“CPRA”), the European Union’s General Data Protection Regulation (“GDPR”), and the HIPAA. We have a Chief Privacy Officer, who collaborates with our CISO and business and product leaders throughout our organization. Our Chief Privacy Officer has global responsibility for our privacy program. We also have an EU Data Protection Officer, Singapore and China Data Protection Officers, and a HIPAA Privacy Officer as well as regional privacy champions. Our privacy council meets regularly to track initiatives and minimize privacy risks.
Although Privacy Shield is no longer a valid legal mechanism for international data transfers, Veeva still maintains an active EU-U.S. Privacy Shield certification and a Swiss-U.S. Privacy Shield certification because we comply with all of the principles. We currently rely on the EU Standard Contractual Clauses as our alternative legal data transfer mechanism. Veeva is also registered as a data broker as required by the California Attorney General.
We provide transparency in our solutions and services, including how they process personal data and how individuals can exercise their rights regarding the control of their data including access, rectification, and deletion. For example, we honor all legal rights to data deletion, and we provide a mechanism via our website where individuals can exercise their deletion rights. In addition, customers using our solutions can delete data at any time through built-in functionality. We embed privacy and security by design into new and existing products and features through impact assessment and controls. We engage external independent auditors at least annually to maintain our ISO 27018 for privacy controls.
We have a data privacy policy that describes our data privacy program and includes a commitment to require customers, partners, and sub-processors who have access to data collected or processed by us to comply with our policy; clear terms involving the collection, use, sharing, and retention of user data, including data transferred to third parties; a process by which we collect and process user data that is limited to the stated purpose; and a process by which we obtain user data through lawful and transparent means, with explicit consent of the data subject where required; and a commitment to notify customers and data subjects in a timely manner in case of policy changes or data breach. We ensure that all employees and contractors engaged in the processing of personal data are informed of our privacy practices and have received appropriate training on their responsibilities. For more information about our privacy practices, please visit veeva.com/privacy.
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Audit Committee Report
The information contained in the following report of Veeva’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Veeva specifically incorporates it by reference.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our Board of Directors. Our Audit Committee oversees our accounting practices, system of internal controls, audit processes, and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, discusses critical audit matters and related disclosures with our independent registered public accounting firm, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Material related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the Audit Committee can be found in Veeva’s Audit Committee charter published on the Investors portion of Veeva’s website at ir.veeva.com.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations, and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Fiscal Year Ended January 31, 2022
The Audit Committee has reviewed and discussed with Veeva’s management and KPMG LLP the audited consolidated financial statements of Veeva for the fiscal year ended January 31, 2022. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding communications between our independent registered public accounting firm and Audit Committee.
The Audit Committee has received and reviewed the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from us.
Based on the activities, reviews, and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Veeva’s annual report on Form 10-K for the fiscal year ended January 31, 2022 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:
Ronald E.F. Codd (Chair)
Mark Carges
Paul Chamberlain
Marshall Mohr
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Proposal Two: Approval of an Amendment and Restatement of Our 2013 Equity Incentive Plan
Our Board unanimously recommends a vote “FOR” an amendment and restatement of our 2013 Equity Incentive Plan.
General
Our Board originally approved the 2013 Equity Incentive Plan (the “2013 Plan”) in August 2013, and our shareholders approved it in September 2013. The 2013 Plan was last approved by our shareholders on June 21, 2017 for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Other than the proposed changes described below, the 2013 Plan has not been amended in any material way since our shareholders last approved it on June 21, 2017.
We are seeking shareholder approval of the Company’s 2013 Equity Incentive Plan, as amended and restated (the “Amended and Restated 2013 Plan”), to make the revisions described below. We believe that approval of the Amended and Restated 2013 Plan is essential to our continued success, and that grants of equity awards to our employees motivate high levels of performance to achieve our goals, provide an effective means for recognizing employee contributions, and promote the closer alignment of the interests of employees with those of our shareholders by giving employees a perspective of an owner with an equity stake in the Company.
If shareholders approve the Amended and Restated 2013 Plan, it will replace the 2013 Plan currently in effect. If shareholders do not approve the Amended and Restated 2013 Plan, the 2013 Plan will continue in effect without the amendments described below, and we will continue to grant awards under the 2013 Plan, subject to its current terms, conditions and limitations, but will not be able to make grants under the 2013 Plan after August 20, 2023.
The following is a summary of some of the material differences between the Amended and Restated 2013 Plan and the 2013 Plan as currently in effect. This comparative summary is qualified in its entirety by reference to the actual text of the Amended and Restated 2013 Plan, set forth as Appendix B.
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The Amended and Restated 2013 Plan extends the application of the automatic share replenishment (the “evergreen” provision) which automatically adds a number of shares of Class A common stock (the “Shares”) available for issuance under the Amended and Restated 2013 Plan, unless the Board determines otherwise. After the approval of the Amended and Restated 2013 Plan, the annual increase will operate through February 1, 2032.

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The 2013 Plan placed limits on the maximum size of Awards (as defined below) that may be granted to any Plan participant in any fiscal year. Those were primarily in place due to rules under Section 162(m) that are no longer applicable. Accordingly, we have revised the Amended and Restated 2013 Plan to remove such limits applicable to any one participant, and instead have a limit of 30,789,290 Shares, plus the additional Shares pursuant to the evergreen, which may be issued under the Amended and Restated 2013 Plan upon the exercise of ISOs (as defined below).

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Because the exceptions under Section 162(m) for performance-based compensation are no longer available, the Amended and Restated 2013 Plan has removed now-irrelevant language with respect to Section 162(m) and certain powers of the Administrator relating to “performance-based compensation” with respect to Section 162(m).

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The 2013 Plan previously provided for automatic termination after 10 years. The Amended and Restated 2013 Plan has been revised to continue in effect as long as there are Shares available for grant, unless it is earlier terminated by the Board. No ISOs may be granted after 10 years from the date the Amended and Restated 2013 Plan is adopted by the Board.

•	Under the Amended and Restated 2013 Plan, there is more flexibility for the determination of fair market value when shares are withheld or surrendered for payment of taxes.
•	The Amended and Restated 2013 Plan has been revised to permit grants to entity Consultants if the issuance of shares to an entity may be registered on Form S-8 under the Securities Act.
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The Amended and Restated 2013 Plan now prohibits the repricing of stock options and prohibits the Administrator from establishing a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, or (b) the exercise price of an outstanding Award is reduced.

Summary of the Amended and Restated 2013 Plan
The following is a summary of the principal features of the Amended and Restated 2013 Plan and its operation, as most recently approved by our Compensation Committee and Board in March 2022. This summary does not contain all of the terms and conditions of the Amended and Restated 2013 Plan and is qualified in its entirety by reference to the Amended and Restated 2013 Plan as set forth in Appendix B or accessed from the SEC’s website at www.sec.gov.
General. The purpose of the Amended and Restated 2013 Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging service providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of service providers with exceptional qualifications, and (c) linking service providers directly to stockholder interests through increased stock ownership. The Amended and Restated 2013 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to our employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock units (“RSUs”), performance-based stock awards, and other forms of equity compensation to our employees, directors, and consultants (collectively with ISOs and NSOs, “Stock Awards”). Additionally, the Amended and Restated 2013 Plan provides for the grant of performance cash awards to our employees, directors, and consultants (together with Stock Awards, “Awards”).
Authorized Shares. The maximum number of Shares that may be issued under the Amended and Restated 2013 Plan as of March 31, 2022 was 38,706,499 Shares, which includes 5,396,880 Shares added to the Amended and Restated 2013 Plan share reserve on February 1, 2022, pursuant to the annual share refresh provision which commenced on February 1, 2014. After the amendment and restatement, as of the first business day of each fiscal year of the Company, commencing on February 1, 2023 and ending on February 1, 2032, the aggregate number of Shares reserved for issuance under the Amended and Restated 2013 Plan will automatically increase by a number equal to the least of 5% of the total number of shares of all classes of common stock issued and outstanding on the last business day of the prior fiscal year, 13,750,000 shares, or a number of shares determined by our Board.
Shares subject to previously-granted Stock Awards that are forfeited or expire for any reason without the Shares being issued to the participant, that are reacquired by the Company for any reason, or that are withheld by the Company to satisfy the participant’s exercise price or tax withholding obligations shall become available for re-issuance under new Stock Awards. In addition, Stock Awards that are settled in cash rather than stock shall not reduce the number of Shares available for grant under the Amended and Restated 2013 Plan.
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The Amended and Restated 2013 Plan places limits on the maximum size of Awards that may be issued under the Amended and Restated 2013 Plan. No more than 30,789,290 Shares plus the annual increase in shares described above may be issued under the Amended and Restated 2013 Plan upon the exercise of ISOs.
Administration of the Amended and Restated 2013 Plan. The Amended and Restated 2013 Plan is administered by our Board, who may delegate some or all of its administrative authority and responsibilities to a Board committee or committees (in either case, the “Administrator”). Currently, the Amended and Restated 2013 Plan is administered in most respects by our Compensation Committee. Our Compensation Committee is currently comprised of three directors.
The Administrator has the authority to (a) select the service providers who are to receive Awards under the Amended and Restated 2013 Plan, (b) determine the type, number, vesting requirements, and other features and conditions of such Awards, (c) determine whether and to what extent any performance goals have been attained, (d) interpret the Amended and Restated Plan and Awards granted under the Amended and Restated 2013 Plan, (e) make, amend, and rescind rules relating to the Amended and Restated 2013 Plan and Awards granted under the Amended and Restated 2013 Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a participant of any shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Amended and Restated 2013 Plan and Awards granted under the Amended and Restated 2013 Plan.
The Administrator may not establish a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, or (b) the exercise price of an outstanding Award is reduced.
Eligibility. Awards may be granted to our employees and consultants, employees and consultants of any of our parent or subsidiaries, and members of our Board who are not also employees. Incentive stock options, within the meaning of Section 422 of the Code (as defined below), may be granted only to our employees or employees of any of our parent or subsidiaries. As of March 31, 2022, approximately 5,295 employees, 11 non-employee directors, and 1 consultant are eligible to participate in the Amended and Restated 2013 Plan.
Performance-Based Awards. Awards may be made subject to the attainment of performance goals relating to one or more performance criteria, as determined by our Compensation Committee. The attainment of performance goals may be measured solely on a corporate, subsidiary, or business unit basis, or a combination thereof. Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Our Compensation Committee may adjust the results under any Performance Criterion to exclude the following events: (1) asset write-downs; (2) litigation, claims, judgments, or settlements; (3) the effect of changes in tax laws, accounting principles, or other applicable laws or rules affecting reported results; (4) accruals for reorganization and restructuring programs; (5) extraordinary, unusual, or non-recurring items; (6) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings; or (7) statutory adjustments to corporate tax rates.
Material Terms of Stock Awards. The terms and conditions of the Amended and Restated 2013 Plan govern the Stock Awards we may grant under the Amended and Restated 2013 Plan. The following generally describes the material terms and conditions that apply to such Stock Awards.
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Stock Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent or distribution. Stock Awards may be exercised, during the lifetime of the participant, only by the participant. Other terms and conditions of each Stock Award are set forth in the individual award agreements.
Options and Stock Appreciation Rights (“SARs”). ISOs may be granted only to employees and NSOs and SARs may be granted to employees, directors, and consultants. No option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period as specified in the award agreement. The exercise or strike price of each option or SAR will be not less than 100% of the fair market value of the common stock subject to the Stock Award on the grant date thereof, subject to certain exceptions.
Our Compensation Committee determines the methods of payment of the exercise price of an option, which may include cash, shares of common stock that the optionee already owns, a net exercise procedure, or any other form or method consistent with applicable laws, regulations, and rules.
Subject to the provisions of the Amended and Restated 2013 Plan, our Compensation Committee determines the other terms and conditions that apply to options and SARs, which may include vesting conditions. After the termination of a participant’s service, the participant may exercise the vested portion of his or her option for the period of time stated in his or her award agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.
Restricted Stock and RSUs. Restricted stock may be issued in consideration for cash, past service, or any other form of legal consideration (including future services) that are acceptable to our Compensation Committee. Shares of common stock awarded under a restricted stock award may be subject to forfeiture conditions in accordance with a vesting schedule or performance objectives (including Performance Criteria) determined by the Compensation Committee. Other terms and conditions, such as transferability restrictions, treatment of dividends, and treatment upon termination of the participant’s service with the Company, may also apply.
RSUs are rights to be issued shares of stock in the future upon satisfaction of applicable specified conditions, including vesting or performance conditions. Typically, the participant pays no consideration upon issuance of the shares on settlement of the RSU award. Our Compensation Committee may impose such restrictions on, or conditions to, the vesting of an RSU award that it deems appropriate or such other restrictions or conditions that may delay the delivery of shares of common stock (or their cash equivalent) subject to an RSU award to a time after the vesting of such RSU award. Our Compensation Committee determines the other terms applicable to an RSU award, such as settlement terms, treatment of dividends, and treatment upon termination of the participant’s service with the Company.
Performance Cash Awards. The Amended and Restated 2013 Plan permits the granting of performance cash awards. Such awards provide the participant the right to earn a cash incentive bonus upon achievement of specified performance objectives, including the Performance Criteria.
Other Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, common stock, including the appreciation in value thereof, may be granted under the Amended and Restated 2013 Plan. Subject to the provisions of the Amended and Restated 2013 Plan, our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other Stock Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant thereto, and all other terms and conditions of such Stock Awards.
Changes in Capitalization. In the event that there is a specified type of change in our capital structure without our receipt of consideration, proportionate adjustments will automatically be made to the kind and
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maximum number of shares reserved for issuance under the Amended and Restated 2013 Plan, the kind and maximum number of Shares by which the share reserve may increase automatically each year, the kind and maximum number of Shares that may be issued upon the exercise of ISOs, the kind and number of shares covered by each outstanding option, SAR, and stock unit and the exercise price applicable to each outstanding option and stock appreciation right, and the repurchase price, if any, applicable to outstanding restricted shares. If there is a declaration of an extraordinary dividend payable in a form other than our Class A common stock in an amount that has a material effect on the price of our Class A common stock, a recapitalization, a spin-off, or a similar occurrence, our Compensation Committee may make such adjustments in outstanding Stock Awards as it deems appropriate, in its sole discretion.
Corporate Transactions. If we are a party to a merger, consolidation, or a change in control transaction, all outstanding Stock Awards will be governed by the terms of the definitive transaction agreement. Such treatment may include any of the following actions with respect to each outstanding Stock Award:
•	the continuation, assumption, or substitution of a Stock Award by a surviving entity or its parent;
•	the cancellation of the unvested portion of a Stock Award without payment of any consideration;
•
the cancellation of the vested portion of a Stock Award (and any portion that becomes vested as of the effective time of the transaction) in exchange for a payment equal to the excess, if any, of the value that the holder of each Share receives in the transaction over (if applicable) and the exercise price otherwise payable in connection with the Stock Award; or

•
the assignment of any reacquisition or repurchase rights held by us in respect of an award of restricted shares to the surviving entity or its parent (with proportionate adjustments made to the price per share to be paid upon exercise of such rights).

If we are subject to a merger, consolidation, or change in control transaction before a participant’s service terminates and an outstanding award is not continued, assumed, or substituted, then a participant who is otherwise entitled to vesting acceleration that could be triggered as of a date following the effective time of the transaction as a result of a qualifying termination of service shall be deemed to be vested, as if all triggering events had occurred as of the effective time of the transaction.
For this purpose, a change in control transaction includes:
•	any person acquiring beneficial ownership of more than 50% of our total voting power;
•	the sale or disposition of all or substantially all of our assets;
•	any merger or consolidation of us where our voting securities represent 50% or less of the total voting power of the surviving entity or its parent; or
•	individuals who are members of our Board cease for any reason to constitute at least a majority of the members of our Board over a period of 12 months.
Our Compensation Committee is not obligated to treat all Stock Awards, or portions thereof, in the same manner if there is a change in control.
Amendments or Termination. Our Board may, at any time and for any reason, amend, or terminate the Amended and Restated 2013 Plan. If our Board amends the Amended and Restated 2013 Plan, it does not need shareholder approval of the amendment unless applicable law so requires. The Amended and Restated 2013 Plan will continue in effect until terminated by the Board, but no ISOs may be granted 10 years from the date the Amended and Restated 2013 Plan is adopted by the Board.
New Plan Benefits. The amount, if any, of equity-based compensation to be awarded to employees (including NEOs), directors, and consultants is determined from time to time by our Compensation
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Committee in its discretion. The value of such awards derives from the value of our common stock. As such, the amount of Awards to be granted under the Amended and Restated 2013 Plan is not presently determinable. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the Amended and Restated 2013 Plan. The following table sets forth the grant date fair value and number of shares of our stock subject (at grant) to Awards granted under the Amended and Restated 2013 Plan during our fiscal year ended January 31, 2022, with respect to options and restricted stock units to the individuals and groups set forth in the table below. As of March 31, 2022, the closing sales price of a share of common stock as reported on the NYSE was $212.46 per share.
Name of Individual and Positions, or Group	Grant Date Fair Value of Options ($)	Number of Shares Subject to Options (#)	Grant Date Fair Value of RSUs ($)	Number of Shares Subject to RSUs (#)
Peter P. Gassner	—	—	—	—
Brent Bowman	944,082	8,720	601,288	2,180
Frederic Lequient	1,242,356	11,475	703,341	2,550
Alan V. Mateo	1,416,123	13,080	1,202,575	4,360
Thomas D. Schwenger	2,360,205	21,800	1,202,575	4,360
All current executive officers, as a group (7 persons)	8,484,830	78,370	5,155,076	18,690
All current directors, who are not executive officers, as a group (11 persons)	—	—	2,156,391	7,430
All employees, including all current officers who are not executive officers, as a group	116,781,476	1,076,976	136,611,715	491,972
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Amended and Restated 2013 Plan. The summary is based on existing U.S. federal income tax laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state, or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options. Generally, no taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the acquired shares are sold or otherwise disposed of in the same year). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one- year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date generally is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.
Nonstatutory Stock Options. Generally, no taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of an underlying share on the date of grant is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value (on the exercise date) of the exercised
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shares over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with the exercise of a nonstatutory stock option by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant.
SARs. In general, no taxable income is reportable when a SAR with a per share exercise price equal to at least the fair market value of an underlying share on the date of grant is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a SAR by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant.
Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares. Generally, a participant will not have taxable income at the time an award of restricted stock, restricted stock units, performance units, or performance shares, are granted. Instead, the participant generally will recognize ordinary income in the first taxable year in which the participant’s interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock award may elect to recognize income, at the time the recipient receives the award, in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Medicare Surtax. A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Amended and Restated 2013 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Section 409A. Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended and Restated 2013 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are key employees, subject to certain exceptions, Section 409A requires that distributions in connection with the individual’s separation from service commence no earlier than six months after such separation from service.
If an award granted under the Amended and Restated 2013 Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, such as California, have enacted laws similar to Section 409A which impose additional taxes, interest, and penalties on nonqualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts. In no event will we or any of our parent or subsidiaries have any obligation under the terms of the Amended and Restated 2013 Plan to reimburse, indemnify, or hold harmless a participant for any taxes, interest, or penalties imposed, or other costs incurred, as a result of Section 409A.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the Amended and Restated 2013 Plan in an amount equal to the ordinary income realized by a
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participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our CEO and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.
Required Vote
Approval of the Amended and Restated 2013 Plan and its material terms requires the affirmative “FOR” vote of a majority of the shares present remotely or represented by proxy entitled to vote at the 2022 Annual Meeting. If you abstain from voting on this matter, your abstention will have no effect on the vote.
Board of Directors Recommendation
We believe strongly that the approval of the Amended and Restated 2013 Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options, restricted stock units, and other awards provided under the Amended and Restated 2013 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above, shareholders are being asked to approve the Amended and Restated 2013 Plan and its material terms.
Our Board unanimously recommends a vote “FOR” an amendment and restatement of our 2013 Equity Incentive Plan.
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Proposal Three: Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Board unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.
Our Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2023. KPMG has audited our financial statements since the fiscal year ended January 31, 2010.
Notwithstanding its selection and even if our shareholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Veeva and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2023. Our Audit Committee is submitting the selection of KPMG to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders.
If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.
Principal Accounting Fees and Services
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by KPMG for the fiscal years ended January 31, 2022 and 2021:
	2022	2021
Audit Fees (1)	$3,070,000	$2,762,000
Tax Fees (2)	$138,000	$—
Total Fees	$3,208,000	$2,762,000
(1)
Audit fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, attest services related to Section 404 of the Sarbanes-Oxley Act of 2002, and audit services provided in connection with other regulatory or statutory filings for which we have engaged KPMG.

(2)	Tax Fees: This category represents fees paid for indirect tax compliance and consulting services.
Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the PCAOB regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of KPMG. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time-urgent basis) generally pre-approves all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services, and other services.
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Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our compensation philosophy, policies, and practices for the following individuals, who are our “named executive officers” or “NEOs” for fiscal 2022.
Name	Position
Peter P. Gassner	Chief Executive Officer
Brent Bowman	Chief Financial Officer
Frederic Lequient	Senior Vice President, Global Customer Services
Alan V. Mateo	Executive Vice President, Global Sales
Thomas D. Schwenger	President and Chief Operating Officer
More detailed information about the compensation provided to our NEOs is set forth in the Summary Compensation Table and other tables that follow this section, including the accompanying footnotes and narratives relating to those tables.
Executive Summary
We did not make any material changes to our executive compensation program for fiscal 2022. As further detailed in the table below, three primary components made up our executive compensation program in fiscal 2022: base salary, short-term equity incentives (a “stock bonus”) in the form of an annual restricted stock unit (“RSU”) grant, and long-term equity incentives in the form of annual grants of stock options.
Compensation Element	Description	Purpose
Base Salary
• All executive officers make the same base salary, which for fiscal 2022 was $350,000
• None of our executive officers is eligible to receive a short-term cash incentive bonus or other form of variable cash-based compensation
• Compensate for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow executive officers to fund their personal and household expenses
“Stock Bonus”
• A short-term incentive program (a “stock bonus”) utilizing RSUs rather than cash
• Stock bonuses are designed to ensure that the executive officer will have RSUs vesting during each fiscal year that achieve a value based on a percentage of base salary
• Target stock bonuses range from 150% to 300% of base salary, with the specific percentage determined with respect to the executive officer’s role within the company
• To achieve the desired target stock bonus level, executive officers receive a new RSU grant each year that vest quarterly over a one-year period
• Excluding our CEO, all executive officers have transitioned to this program

• Rewards annual performance
• Drives company-wide and individual performance
• Effective retention tool because unvested awards are forfeited
• Allows a holder whose cash needs may, at a given time exceed our cash compensation, to monetize their stock holdings to meet those needs while still aligning their interests with those of our shareholders

Long-Term Equity Incentives
• Annual award of stock options for Class A common stock based on an “option factor” multiplier applied to the number of RSUs granted as the stock bonus in the same year (i.e., number of RSUs granted for annual stock bonus X option factor = number of stock options)
• Option factors range from 3.0 to 5.0 depending on executive officer’s role• Stock options are granted annually and vest annually over four years
• Excluding our CEO, all executive officers have transitioned to this program

• Inherently performance-based because the holder benefits only if our stock price increases following the grant date, aligning the option holder’s interest closely with those of our shareholders
• Emphasizes an ownership culture and rewards our executives for growing our business
• Encourages executive officers to achieve multi-year strategic objectives
• Effective retention tool because unvested awards are forfeited

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A program to compensate, retain, and incentivize our CEO through our fiscal year ending January 31, 2025 was put in place by our Compensation Committee in 2018, comprised largely of stock options vesting from March 2020 to February 2025. That program is detailed below under “Principal Elements of Compensation—Equity Awards—CEO Equity Compensation“ and has not changed. Accordingly, our CEO did not receive an additional equity grant in fiscal 2022.
Effective April 1, 2022, our Compensation Committee increased the annual base salary for all of our NEOs to $400,000. Also effective April 1, 2022, our Compensation Committee approved target stock bonuses for our NEOs (other than our CEO) that range from 200% to 300% and option factors that range from 3.0 to 5.0. Additionally, our Compensation Committee approved for our NEOs (other than our CEO) RSU grants that range from 5,000 to 15,000 shares and stock option grants that range from 10,000 to 30,000 shares (“Long-term Incentive Grants”). One-hundred percent of the shares subject to such Long-term Incentive Grants vest on either April 1, 2024 or April 1, 2026, depending on the executive. Our CEO has not received and is not expected to receive an additional equity grant in 2022.
Our Board and Compensation Committee believe our compensation programs are effective at incentivizing and retaining our senior executives and closely aligning the interests of our senior management team with those of our shareholders.
Advisory Vote on Compensation
We submitted to our shareholders at the 2021 Annual Meeting a proposal for an advisory (non-binding) “say-on-pay” vote on the compensation of our NEOs. We were pleased that approximately 94% of the votes cast at the 2021 Annual Meeting were cast in favor of our advisory say-on-pay proposal. The Compensation Committee intends to continue to monitor shareholder feedback, including the results of future say-on-pay advisory votes, in making future decisions affecting the compensation of our NEOs.
Executive Compensation Philosophy, Objectives, and Components
We operate in the software and technology industry and face a highly competitive environment for top-level executive talent. To accomplish our business and growth objectives, we must be able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. To that end, the principal objectives and philosophy of our executive compensation programs are to attract, fairly compensate, appropriately incentivize, and retain our executives in a manner that aligns their long-term interests with those of our shareholders. In fiscal 2022, the primary components of the compensation program for our NEOs, other than our CEO, were base salary, a stock bonus in the form of an annual RSU grant, and long-term equity incentives in the form of annual grants of stock options.
Role of Compensation Committee, Management, and Compensation Consultant
Role of Compensation Committee. Our Board established a Compensation Committee to discharge its responsibilities relating to our executive compensation policies and programs. Our Compensation Committee evaluates the performance of our CEO and determines his compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our CEO. In making its decisions, our Compensation Committee considers such matters as its members deem appropriate, including our financial and operating performance, the performance of our Class A common stock, factors specific to individual executives such as their individual achievements and retention concerns, our operational goals, the comparative compensation data described below, the results of our most recent say-on-pay advisory vote and say-when-on pay advisory vote, and shareholder feedback on compensation and governance matters. From time to time, our Board approves equity grants to our executive officers upon the recommendation of the Compensation Committee, although our Compensation Committee is also authorized to approve such grants. Our Compensation Committee has
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delegated authority to our CEO to make certain routine equity award grants to non-executives within certain share parameters established and reviewed from time to time by the Compensation Committee. For additional information on the Compensation Committee, see “Board Committees—Compensation Committee”.
Role of Management. Members of management, including our CEO, Chief Financial Officer, Chief People Officer, and General Counsel, work with our Compensation Committee and often attend the Compensation Committee meetings. Members of management also make presentations to our Compensation Committee regarding our historical equity grants and the adequacy of the remaining equity pool to achieve retention objectives. These materials are also made available to our Board. Although our CEO participates in the discussion and decisions relating to the compensation of our other executive officers, he is not present during deliberations or voting with respect to his own compensation.
Role of Compensation Consultant. Our Compensation Committee has the authority to engage its own advisors to assist it in performing its duties and we pay the fees charged by such advisors. For fiscal 2022, our Compensation Committee again engaged Compensia to assist it in its decision-making process by providing information on competitive market compensation practices, identifying a peer group against which to compare our compensation programs, providing information including market data on our outside director compensation program, and supplying such other information and recommendations as the Compensation Committee may from time to time request.
Peer Group and Competitive Data
With respect to fiscal 2022 compensation for our NEOs, our Compensation Committee considered data supplied by Compensia on the compensation of executives at the peer companies listed below as well as Compensia proprietary benchmark data for comparable roles at similarly situated companies. Our Compensation Committee believes it is useful to review this comparative data when evaluating our executive compensation programs and making compensation decisions for our NEOs. While it uses this data as a reference point, the Compensation Committee does not feel it necessary to mirror the compensation provided by these other companies or to target any specific percentile or range of percentiles for cash, incentive, equity, or total compensation for our executive officers relative to these peer companies.
Compensia evaluates and recommends a peer group annually for executive compensation benchmarking. Compensia re-evaluated our peer group for fiscal 2022 and recommended (i) removing Aspen Technology, Dropbox, Guidewire Software, and Tableau Software and (ii) adding additional companies to our group: CrowdStrike Holdings, Datadog, DocuSign, and Zoom. The peer group consisted of publicly traded software and software services companies that generally had revenues between approximately $385 million and $3.9 billion, generally experienced high year-over-year revenue growth, and/or had a market capitalization between $10 billion and $162 billion. Our Compensation Committee considered the peer group’s compensation practices data for compensation decisions during and with respect to fiscal 2022. The peer group consisted of the following companies, which our Compensation Committee determined are appropriate:
ANSYS	Autodesk	CrowdStrike Holdings	Datadog
DocuSign	Fortinet	Okta	Palo Alto Networks
Paycom Software	RingCentral	ServiceNow	Splunk
SS&C Technologies Holdings	Twilio	Tyler Technologies	Workday
Zendesk	Zoom
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Principal Elements of Compensation
The compensation of our NEOs for fiscal 2022 consisted of (i) base salary, (ii) with respect to NEOs other than our CEO, new equity awards granted during fiscal 2022, and (iii) continued vesting during the course of the year of stock options and, with respect to NEOs other than our CEO, RSUs that had been granted in prior fiscal years. The mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Compensation Committee.
Our Compensation Committee has structured these compensation programs to attract and retain senior executives, provide competitive levels of more liquid and less volatile compensation through base salary and RSUs, continue to foster an ownership mentality and alignment with the long-term interests of shareholders through the use of RSUs and stock options, and encourage the achievement of key operational goals.
Base Salary. We provide base salaries to our executive officers to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to Veeva.
Since our IPO, Veeva has maintained a largely flat annual base salary structure for our executive officers. During fiscal 2021, effective April 1, 2020, the Compensation Committee increased the annual base salary of all of our NEOs to $350,000. The annual base salary of all of our NEOs remained $350,000 in fiscal 2022 and that base salary is reflected in the Summary Compensation Table below.
Annual Cash Incentive Bonuses. We have generally not offered a short-term cash incentive bonus program to our NEOs since our IPO, and our Compensation Committee again determined for fiscal 2022 not to offer such a program. Rather, our Board and Compensation Committee continue to believe that our reliance on equity compensation adequately facilitates the achievement of corporate operational goals and aligns each NEO with shareholder interest. Accordingly, none of our NEOs was paid a cash incentive bonus for fiscal 2022.
Equity Awards. Equity compensation awards remain an important part of our executive compensation program. We have granted RSUs and stock options from time to time to our employees, including our executive officers, under our stock plans. Our Compensation Committee believes that RSUs are also an important component of a competitive compensation program. RSUs supplement our cash compensation and allow a holder whose cash needs may, at a given time exceed our cash compensation, to monetize their stock holdings to meet those needs while still aligning their interests with those of our shareholders. Our Compensation Committee believes that stock options are inherently performance-based because the holder benefits only if our stock price increases following the grant date, aligning the option holder’s interest closely with those of our shareholders. We believe that the combination of stock options and RSUs in our equity compensation program have effectively emphasized an ownership culture and rewarded our executive officers for growing our business. We also believe that our practice of making annual equity grants mitigates, to some degree, the impact of stock price volatility, which we have recently experienced.
Under our executive compensation program implemented in fiscal 2020, applicable to all executive officers except for our CEO, we grant a “stock bonus,” or short-term equity incentive in the form of an annual RSU grant and long-term equity incentives in the form of stock options.
Stock Bonus Grants. The structure and purpose of our stock bonus program is described in the Executive Summary above. In fiscal 2022, based on the methodology described in the Executive Summary above, each of Messrs. Bowman, Lequient, Mateo, and Schwenger received a stock bonus grant of 2,180, 2,550, 4,360, and 4,360 RSUs, respectively, that vest quarterly over a one-year period.
Stock Option Grants. The structure and purpose of our stock option program is described in the Executive Summary above. In fiscal 2022, based on the methodology described in the Executive Summary above,
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each of Messrs. Bowman, Lequient, Mateo, and Schwenger received a stock option grant to purchase 8,720, 11,475, 13,080, and 21,800 shares of our Class A common stock, respectively. These stock option grants vest annually over a four-year period and have an exercise price equal to $275.82, the closing market price on the date of grant.
CEO Equity Compensation. With respect to our CEO, Mr. Gassner, our Compensation Committee has purposefully placed strong emphasis on long-term incentive compensation in the form of stock options to effectively align his long-term interests with those of our shareholders.
On January 10, 2018, upon the recommendation of our Compensation Committee, our Board approved a grant to Mr. Gassner of options to purchase an aggregate of 2,838,635 shares of our Class A common stock (the “CEO Options”) with an exercise price above the closing market price on the grant date. The CEO Options were the first equity compensation Mr. Gassner had received since March 2013, several months prior to completing our IPO. The CEO Options have an exercise price of $60.00 per share, which approximated the 60-day average of closing market prices around our all-time high closing market price prior to January 10, 2018.
The table below summarizes the service-based vesting schedule and stock price target conditions upon which Mr. Gassner’s CEO Options vest and become exercisable:
Number of Shares	Service-Based Vesting Condition	Stock Price Target Vesting Condition	First Date Exercisable	Expiration Date
2,128,975	Continued service as CEO through February 1, 2025, with vesting in monthly increments beginning February 1, 2020	N/A	First monthly increment (1/60th of total) became vested and exercisable on March 1, 2020, with additional monthly increments becoming exercisable thereafter through February 1, 2025	January 9, 2028
177,415	Same as above	$ 90.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 100.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 110.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 120.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
To achieve each of the above Stock Price Target Vesting Conditions, Veeva’s Class A common stock had to sustain the specified Stock Price Target for at least 60 consecutive trading days, and each Stock Price Target Vesting Condition has been satisfied. Consistent with Mr. Gassner’s pre-IPO grant, the CEO Options are not subject to any contractual vesting acceleration provisions. Moreover, the CEO Options reflect the continuation of a five-year long-term incentive compensation cycle for Mr. Gassner and did not begin vesting (based upon the service-based vesting conditions) until Mr. Gassner’s pre-IPO grant stock options completed vesting at the end of our fiscal year ended January 31, 2020.
Consistent with its long-term-focused approach to CEO compensation, our Board intends that the CEO Options will be the only long-term incentive awards that it grants Mr. Gassner until at least 2023. Accordingly, the Board has not granted any additional equity awards to Mr. Gassner to date. Our Board and Compensation Committee believe that at our company’s current stage of maturity, it continues to be appropriate to evaluate grants to Mr. Gassner on a five-year cadence.
Perquisites, Retirement, and Other Benefits. We generally do not provide perquisites or other benefits to our executive officers other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our executive officers, to make contributions up to applicable annual statutory limits by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. We match 100% of eligible contributions by our employees, including our executive officers, up to $2,000 per year. Such matching contributions are immediately and fully vested.
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Severance and Change in Control Benefits. None of our NEOs is currently eligible for any severance or change in control-related benefits.
Other Compensation Information and Policies
Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our shareholders, our Board adopted stock ownership guidelines. Under these guidelines, all of our executive officers are required to achieve certain stock ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such executive officer’s hire or appointment to a position with a higher ownership requirement. The guidelines require ownership as follows:
•	CEO: Value equal to three times his or her annual base salary
•	Other executive officers: Value equal to his or her annual base salary
Executive officers may satisfy these guidelines by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options. As of March 31, 2022, all of our executive officers are in compliance with the guidelines.
See “Proposal One—Stock Ownership Guidelines” for information about the guidelines applicable to our directors.
Executive Officer Recoupment Policy
We have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to our NEOs (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. We do not currently offer our NEOs variable compensation based upon achievement of financial results. However, our Compensation Committee continues to evaluate the adoption of a recoupment policy pending final SEC rules. In the meantime, we intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.
Stock Trading Practices; Trading and Hedging Policies
Our executive officers are subject to our Insider Trading Policy, which applies to their transactions involving any securities of Veeva. Except under limited circumstances, persons subject to the policy may not engage in any transaction of Veeva securities while aware of material nonpublic information relating to Veeva. The Insider Trading Policy also implements quarterly trading blackout periods and allows for special blackout periods to limit the likelihood of trading at times with significant risk of insider trading exposure. In addition, directors and executive officers are prohibited from engaging in any transaction involving Veeva securities without first obtaining pre-clearance from our compliance officer.
Our Insider Trading Policy also includes Rule 10b5-1 trading plan guidelines that permit our directors and certain employees, including our NEOs, to adopt Rule 10b5-1 trading plans (“10b5-1 plans”). Under these guidelines, among other restrictions, 10b5-1 plans may only be adopted or modified when the person adopting the trading plan is not aware of any material nonpublic information and there is an open trading window. In addition, the first trade under a 10b5-1 plan may not occur until the completion of the next quarterly blackout period following the adoption of the 10b5-1 plan.
Our Insider Trading Policy prohibits our directors, executive officers, and employees, from hedging transactions in Veeva stock, pledging Veeva stock, and holding Veeva stock in a margin account among other restrictions.
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Compensation Policies and Practices as They Relate to Risk Management
Our Compensation Committee has reviewed our major compensation risk exposures and the steps management has taken to monitor and mitigate such risks and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Veeva.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code will generally limit the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to one million dollars per executive officer per year. While our Compensation Committee is mindful of the benefit to us of the deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.
No Gross-Ups of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2022, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.
Accounting Treatment
We account for stock compensation in accordance with ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award. We estimate the fair value of stock options granted using either a Monte Carlo simulation for market condition awards or the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and reported in the compensation tables below.
Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and in reliance on such review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2022 and included in this Proxy Statement.
Gordon Ritter, Chair
Mark Carges
Ronald E.F. Codd
(1)
The material in the Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Summary Compensation Table
The following table provides information concerning the compensation paid to our NEOs for fiscal 2022, as well as for our prior two fiscal years.
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Peter P. Gassner Chief Executive Officer	2022	350,000	—	—	350,000
	2021	345,833	—	—	345,833
	2020	325,000	—	—	325,000
Brent Bowman Chief Financial Officer	2022	350,000	601,288	944,082	1,895,370
	2021	226,827	353,932	1,944,329	2,525,088
Frederic Lequient Senior Vice President, Global Customer Services	2022	350,000	703,341	1,242,356	2,295,697
	2021	345,833	267,329	1,253,747	1,866,909
	2020	325,000	—	—	325,000
Alan V. Mateo Executive Vice President, Global Sales	2022	350,000	1,202,575	1,416,123	2,968,698
	2021	345,833	857,535	2,230,263	3,433,631
	2020	325,000	—	2,187,033	2,512,033
Thomas D. Schwenger President and Chief Operating Officer	2022	350,000	1,202,575	2,360,205	3,912,780
	2021	345,833	—	—	345,833
	2020	101,042	3,518,880	4,470,669	8,090,591
(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our Class A common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See notes 1 and 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2022 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

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Fiscal 2022 Grants of Plan-Based Awards
The following table provides information concerning grants of plan-based awards to our NEOs during fiscal 2022.
Name	Grant Date	All Other Stock Awards:Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Peter P. Gassner	—	—	—	—	—
Brent Bowman	4/15/2021	—	8,720	275.82	944,082
	4/15/2021	2,180	—	—	601,288
Frederic Lequient	4/15/2021	—	11,475	275.82	1,242,356
	4/15/2021	2,550	—	—	703,341
Alan V. Mateo	4/15/2021	—	13,080	275.82	1,416,123
	4/15/2021	4,360	—	—	1,202,575
Thomas D. Schwenger	4/15/2021	—	21,800	275.82	2,360,205
	4/15/2021	4,360	—	—	1,202,575
(1)	The RSUs vest quarterly over one year, with 25% vesting per quarter, following the vesting commencement date of April 1, 2021.
(2)
The stock options vest over four years, with 25% of the shares vesting on April 1, 2022, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to continued service to Veeva.

(3)
The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic No. 718. See notes 1 and 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K, filed on March 30, 2022, for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

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Outstanding Equity Awards at Fiscal 2022 Year-End
The following table sets forth information regarding all unexercised options and unvested RSUs held by each of our NEOs as of January 31, 2022. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($) (1)
Peter P. Gassner	3/10/2013	3,333,333	—	3.92	3/9/2023	—	—
	1/10/2018	816,107	1,312,868 (2)	60.00	1/9/2028	—	—
	1/10/2018	68,009	109,406 (3)	60.00	1/9/2028	—	—
	1/10/2018	68,009	109,406 (4)	60.00	1/9/2028	—	—
	1/10/2018	68,009	109,406 (5)	60.00	1/9/2028	—	—
	1/10/2018	68,009	109,406 (6)	60.00	1/9/2028	—	—
Brent Bowman	7/13/2020	4,000	16,000 (7)	240.77	7/12/2030	—	—
	4/15/2021	—	8,720 (8)	275.82	4/14/2031	—	—
	4/15/2021	—	—	—	—	545 (9)	128,914
Frederic Lequient	3/3/2016	45,000	— (10)	25.70	3/2/2026	—	—
	4/14/2020	4,545	13,635 (11)	173.59	4/13/2030	—	—
	4/15/2021	—	11,475 (8)	275.82	4/14/2031	—	—
	4/15/2021	—	—	—	—	637 (9)	150,676
Alan V. Mateo	5/1/2015	100,482	—	26.99	4/30/2025	—	—
	4/11/2019	18,600	18,600 (12)	135.49	4/10/2029	—	—
	4/14/2020	8,085	24,255 (11)	173.59	4/13/2030	—	—
	4/15/2021	—	13,080 (8)	275.82	4/14/2031	—	—
	4/15/2021	—	—	—	—	1,090 (9)	257,829
Thomas D. Schwenger	10/4/2019	35,000	35,000 (13)	154.00	10/3/2029	—
	9/18/2019	—	—	—	—	5,000 (14)	1,182,700
	4/15/2021	—	21,800 (8)	275.82	4/14/2031	—	—
	4/15/2021	—	—	—	—	1,090 (9)	257,829
(1)
Computed in accordance with SEC rules as the number of unvested RSUs multiplied by the closing market price of our Class A common stock at the end of fiscal 2022, which was $236.54 on January 31, 2022 (the last trading day of fiscal 2022).

(2)	Mr. Gassner’s stock options vest and become exercisable in 60 equal monthly installments between March 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our CEO.
(3)
Mr. Gassner’s stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to achievement of the Stock Price Target of $90.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

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(4)
Mr. Gassner’s stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $100.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(5)
Mr. Gassner’s stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $110.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.

(6)
Mr. Gassner’s stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $120.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.

(7)
Mr. Bowman’s stock options vest over five years, with 20% of the shares vesting on July 1, 2021, and 20% of the total shares vesting equally on a yearly basis thereafter, subject to Mr. Bowman’s continued service to Veeva.

(8)
The stock options vest over four years, with 25% of the shares vesting on April 1, 2022, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to continued service to Veeva.

(9)	The RSUs vest quarterly over one year, with 25% vesting per quarter following the vesting commencement date of April 1, 2021.
(10)
Mr. Lequient’s stock options vest over five years, with 20% of the shares vesting on March 1, 2017, and 1/20th of the total shares vesting equally on a quarterly basis thereafter, subject to Mr. Lequient’s continued service to Veeva.

(11)
The stock options vest over four years, with 25% of the shares vesting on April 1, 2021, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to continued service to Veeva.

(12)
Mr. Mateo’s stock options vest over four years, with 25% of the shares vesting on April 1, 2020, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to Mr. Mateo’s continued service to Veeva.

(13)
Mr. Schwenger’s stock options vest over four years, with 25% of the shares vesting on October 1, 2020, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to Mr. Schwenger’s continued service to Veeva.

(14)	Mr. Schwenger’s RSUs vest over four years, with 25% vesting annually following the vesting commencement date of October 1, 2019, subject to Mr. Schwenger’s continued service to Veeva.
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Fiscal 2022 Option Exercises and Stock Vested
The following table shows the number of shares NEOs acquired upon exercise of options and vesting of RSUs during fiscal 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Peter P. Gassner	—	—	—	—
Brent Bowman	—	—	2,125	597,945
Frederic Lequient	5,000	1,359,350	3,178	901,037
Alan V. Mateo	25,605	6,766,165	4,617	1,294,162
Thomas D. Schwenger	—	—	8,103	2,276,383
(1)	The value realized is based on the fair market value of our Class A common stock on the date of exercise minus the exercise price.
(2)	The value realized on vesting is calculated by multiplying the number of RSUs vesting by the fair market value of a share of our Class A common stock on the vesting date.
Fiscal 2022 Potential Payments Upon Termination or Change in Control
We have entered into offer letters with each of our NEOs, none of which provides a right to receive severance in the event of a termination of their employment. In addition, none of our NEOs is currently eligible for any change-in-control-related benefits.
CEO Pay Ratio
We are required to disclose the ratio of the annual total compensation of Mr. Gassner, our CEO, to our median employee’s annual total compensation. We believe our compensation philosophy and process yield an equitable result for all of our employees.
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Neither the Compensation Committee nor our management uses our pay ratio to make compensation decisions. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Under SEC rules, we are required to identify our median employee only once every three years and calculate annual total compensation for that employee each year. This year, we are using the same median employee in our pay ratio calculation who we disclosed in our 2020 Proxy Statement and 2021 Proxy Statement. Based on our review of our current employee population and employee compensation arrangements as compared to the two previous years, including a general review of current median compensation of our worldwide workforce as compared to our median employee, we believe there have been no changes that would significantly impact the pay ratio disclosure. As disclosed in our fiscal 2019 Proxy Statement, beginning in late fiscal 2019 for new hires and in the first quarter of fiscal 2020 for current Veeva employees, we started offering equity under a new compensation program applicable to the vast majority of our employee base but not applicable to our CEO. In addition and as previously disclosed, because our CEO is currently on a five-year equity award grant cycle, we do not expect him to receive additional equity awards until at least 2023.
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For purposes of identifying our “median employee,” we used our worldwide employee population as of November 1, 2019, which consisted of 3,012 part-time and full-time employees, of which 1,680 employees were employed in the United States and 1,332 employees were employed outside of the United States. We excluded 244 employees who were hired in connection with an acquisition we completed in fiscal 2020 on November 1, 2019. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:
•
We calculated the annual total compensation of our employee population, excluding Mr. Gassner, as the sum of (1) annual base salary for permanent salaried employees or hourly rate multiplied by expected annual work schedule for hourly employees as of November 1, 2019; (2) variable compensation during the 12 months ended October 31, 2019, if applicable; (3) grant date fair value of equity awards granted during the 12 months ended October 31, 2019; and (4) Veeva’s matching contributions to each employee’s 401(k) tax-deferred savings plan or registered retirement savings plan account.

•	We used the exchange rate based on a 12-month average as of November 1, 2019 to convert each non-U.S. employee’s cash compensation to U.S. dollars.
•	We did not make any cost-of-living adjustments in identifying the median employee nor did we use the de minimis exemption allowed by SEC rules to exclude any of our employee population.
We calculated the annual total compensation for fiscal 2022 for such previously identified median employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For fiscal 2022, the annual total compensation for Mr. Gassner and our median employee were $350,000 and $151,858, respectively. Accordingly, the resulting ratio of the two amounts is approximately 2.3:1.
Equity Compensation Plan Information
The following table provides information as of January 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by shareholders	12,709,910	$ 77.89	43,618,010 (3)
Equity compensation plans not approved by shareholders	—	—	—
Total	12,709,910		43,618,010
(1)	The weighted average exercise price does not take into account outstanding RSUs.
(2)	Included in this amount are 4,897,856 shares available for future issuance under the 2013 Employee Stock Purchase Plan (“ESPP”).
(3)
On the first business day of each fiscal year during the term of our 2013 Equity Incentive Plan (“2013 Plan”), the number of authorized shares of our Class A common stock under our 2013 Plan automatically increases by a number of shares of our Class A common stock equal to the least of (i) 5% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 13,750,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board. On the first business day of each fiscal year during the term of our ESPP, the number of authorized shares of our Class A common stock under our ESPP automatically increases by a number of shares of our Class A common stock equal to the least of (i) 1% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 2,200,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board.

Veeva Systems Inc. | 2022 Proxy Statement 59

Our Shareholders
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:
•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 139,805,479 shares of Class A common stock and 14,764,740 shares of Class B common stock outstanding at March 31, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588.
	Shares Beneficially Owned				% Total Voting Power (1)
	Class A		Class B
Name of Beneficial Owner	Share	%	Share	%
Named Executive Officers and Directors:
Brent Bowman (2)	8,673	*	—	—	*
Timothy S. Cabral (3)	128,474	*	4,500	*	*
Mark Carges (4)	7,619	*	—	—	*
Paul E. Chamberlain (5)	16,179	*	—	—	*
Ronald E.F. Codd (6)	56,199	*	67,650	*	*
Josh Faddis (7)	14,424	*	—	—	*
Peter P. Gassner (8)	1,264,765	*	16,459,666	90.9	51.5
Mary Lynne Hedley (9)	2,333	*	—	—	*
Priscilla Hung (10)	169	*	—	—	*
Tina Hunt (11)	169	*	—	—	*
Frederic Lequient (12)	59,501	*	—	—	*
Alan V. Mateo (13)	160,966	*	—	—	*
Marshall Mohr (14)	184	*	—	—	*
Gordon Ritter (15)	635,399	*	1,000,000	6.8	3.7
Thomas Schwenger (16)	55,527	*	—	—	*
Paul Sekhri (17)	18,613	*	—	—	*
Matt Wallach (18)	2,065	*	450,002	3.0	1.6
E. Nitsa Zuppas (19)	38,361	*	—	—	*
All Executive Officers and Directors as a Group (18 persons) (20)	2,469,620	1.7	17,981,818	99.0	56.4
5% Shareholders:
Morgan Stanley (21)	9,759,393	7.0	—	—	2.9
BlackRock, Inc. (22)	8,859,019	6.3	—	—	2.8
Artisan Partners Limited Partnership (23)	7,536,209	5.4	—	—	2.3
T. Rowe Price Associates, Inc. (24)	12,347,988	8.8	—	—	1.2
The Vanguard Group (25)	12,755,644	9.1	—	—	*
*	Less than 1%.
60 Veeva Systems Inc. | 2022 Proxy Statement

Our Shareholders
(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Each share of Class B common stock is convertible, at any time at the option of the holder, into one share of Class A common stock.

(2)
Includes (i) 1,948 shares of Class A common stock held by Mr. Bowman (ii) 6,180 shares of Class A common stock issuable to Mr. Bowman pursuant to options exercisable within 60 days of March 31, 2022, and (iii) 545 shares of Class A common stock issuable to Mr. Bowman pursuant to RSUs vesting within 60 days of March 31, 2022.

(3)
Includes (i) 360 shares of Class A common stock held by Mr. Cabral, (ii) 128,114 shares of Class A common stock held by The Cabral Family Trust dated April 17, 2001, and (iii) 4,500 shares of Class B common stock issuable to Mr. Cabral pursuant to options exercisable within 60 days of March 31, 2022.

(4)	Includes (i) 205 shares of Class A common stock held by Mr. Carges and (ii) 7,414 shares of Class A common stock held by The Mark Carges Revocable Trust dated January 30, 2019.
(5)	Includes 16,179 shares of Class A common stock held by Mr. Chamberlain.
(6)
Includes (i) 442 shares of Class A common stock held by Mr. Codd, (ii) 15,757 shares of Class A common stock held by the Codd Revocable Trust dated March 6, 1998, (iii) 40,000 shares of Class A common stock issuable to Mr. Codd pursuant to options exercisable within 60 days of March 31, 2022, and (iv) 67,650 shares of Class B common stock held by the Codd Revocable Trust dated March 6, 1998.

(7)
Includes (i) 11,238 shares of Class A common stock held by Mr. Faddis, (ii) 2,550 shares of Class A common stock issuable to Mr. Faddis pursuant to options exercisable within 60 days of March 31, 2022, and (iii) 636 shares of Class A common stock issuable to Mr. Faddis pursuant to RSUs vesting within 60 days of March 31, 2022.

(8)
Includes (i) 82,000 shares of Class A common stock held by family members of Mr. Gassner, (ii) 1,182,765 shares of Class A common stock issuable to Mr. Gassner pursuant to options exercisable within 60 days of March 31, 2022, (iii) 10,000,000 shares of Class B common stock held by Mr. Gassner, (iv) 3,126,333 shares of Class B common stock held by Peter Gassner and Piyajit Gassner as Community Property, and (v) 3,333,333 shares of Class B common stock issuable to Mr. Gassner pursuant to an option exercisable within 60 days of March 31, 2022.

(9)	Includes 2,333 shares of Class A common stock held by Dr. Hedley.
(10)	Includes 169 shares of Class A common stock held by Ms. Hung.
(11)	Includes 169 shares of Class A common stock held by Ms. Hunt.
(12)
Includes (i) 1,905 shares of Class A common stock held by Mr. Lequient, (ii) 56,959 shares of Class A common stock issuable to Mr. Lequient pursuant to options exercisable within 60 days of March 31, 2022, and (iii) 637 shares of Class A common stock issuable to Mr. Lequient pursuant to RSUs vesting within 60 days of March 31, 2022.

(13)
Includes (i) 4,705 shares of Class A common stock held by Mr. Mateo, (ii) 7,349 shares of Class A common stock held by The Carol Mateo Trust dated November 30, 2020, (iii) 147,822 shares of Class A common stock issuable to Mr. Mateo pursuant to options exercisable within 60 days of March 31, 2022, and (iv) 1,090 shares of Class A common stock issuable to Mr. Mateo pursuant to RSUs vesting within 60 days of March 31, 2022.

(14)	Includes 184 shares of Class A common stock held by Mr. Mohr.
(15)
Includes (i) 229 shares of Class A common stock held by Mr. Ritter, (ii) 543,170 shares of Class A common stock held by the Ritter-Metzler Revocable Trust dated November 6, 2000, (iii) 92,000 shares of Class A common stock held by Mountaintop Prism LLC, and (iv) 1,000,000 shares of Class B common stock held by Emergence Capital Partners II, L.P. (ECP II). Mr. Ritter, a member of our Board, has shared voting and dispositive power of shares held by Mountaintop Prism. Mr. Ritter is also a member of Emergence GP Partners, LLC (EGP) and has shared voting and dispositive power with regard to the shares directly held by ECP II. EGP is the sole general partner of Emergence Equity Partners II, L.P., which is the sole general partner of ECP II. Mr. Ritter disclaims beneficial ownership of the securities held by Mountaintop Prism and ECP II except to the extent of his pecuniary interest therein.

(16)
Includes (i) 13,987 shares of Class A common stock held by Mr. Schwenger, (ii) 40,450 shares of Class A common stock issuable to Mr. Schwenger pursuant to options exercisable within 60 days of March 31, 2022, and (iii) 1,090 shares of Class A common stock issuable to Mr. Schwenger pursuant to RSUs vesting within 60 days of March 31, 2022.

(17)	Includes 18,613 shares of Class A common stock held by Mr. Sekhri.
(18)
Includes (i) 2,065 shares of Class A common stock held by Mr. Wallach, (ii) 130,000 shares of Class B common stock held by Mr. Wallach, (iii) 100,000 shares of Class B common stock held by the Matt Wallach 2012 Irrevocable Trust, (iv) 100,002 shares of Class B common stock held by the Matt Wallach 2013 Irrevocable Trust, (v) 50,000 shares of Class B common stock held by the Matt Wallach 2012 Non-Grantor Trust, and (vi) 70,000 shares of Class B common stock issuable to Mr. Wallach pursuant to options exercisable within 60 days of March 31, 2022.

Veeva Systems Inc. | 2022 Proxy Statement 61

Our Shareholders
(19)
Includes (i) 10,070 shares of Class A common stock held by Ms. Zuppas, (ii) 27,564 shares of Class A common stock issuable to Ms. Zuppas pursuant to options exercisable within 60 days of March 31, 2022, and (iii) 727 shares of Class A common stock issuable to Ms. Zuppas pursuant to RSUs vesting within 60 days of March 31, 2022.

(20)
Includes the following amounts held by all our executive officers and directors, as a group: (i) 960,605 shares of Class A common stock, (ii) 1,504,290 shares of Class A common stock issuable pursuant to options exercisable within 60 days of March 31, 2022, (iii) 4,725 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of March 31, 2022, (iv) 14,573,985 shares of Class B common stock, and (v) 3,407,833 shares of Class B common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.

(21)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 10, 2022, Morgan Stanley has shared voting power over 8,347,911 shares of Class A common stock and shared dispositive power over 9,759,393 shares of Class A common stock. An additional person identified in the report was Morgan Stanley Investment Management Inc. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036. The address of Morgan Stanley Investment Management Inc. is 522 5th Avenue 6th Floor, New York, New York 10036.

(22)
Based solely on information reported on a Schedule 13G filed with the SEC on February 7, 2022, BlackRock, Inc. has sole voting power over 7,983,811 shares of Class A common stock and sole dispositive power over 8,859,019 shares of Class A common stock. Several subsidiaries were included in the report. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(23)
Based solely on information reported on a Schedule 13G filed with the SEC on February 4, 2022, Artisan Partners Limited Partnership has shared voting power over 6,743,787 shares of Class A common stock and shared dispositive power over 7,536,209 shares of Class A common stock. Additional persons identified in the report were as follows: Artisan Investments GP LLC, Artisan Partners Holdings LP, and Artisan Partners Asset Management Inc. The address of the reporting persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(24)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 14, 2022, T. Rowe Price Associates, Inc. has sole voting power over 3,407,577 shares of Class A common stock and sole dispositive power over 12,347,988 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(25)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group has shared voting power over 132,754 shares of Class A common stock, sole dispositive power over 12,453,576 shares of Class A common stock, and shared dispositive power over 302,068 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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Our Meeting
Frequently Asked Questions and Answers
Annual Meeting
Q:	What is a proxy and why am I receiving these proxy materials?
A:
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the virtual Annual Meeting to be held on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this Proxy Statement. The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement, and accompanying form of proxy card are being made available to you on or about April 27, 2022.
Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This Proxy Statement for the Annual Meeting;
•	Our 2022 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2022; and
•	The Notice or proxy card.
Q:	How can I get electronic access to the proxy materials?
A:
The proxy materials are available at www.proxyvote.com and on our website at ir.veeva.com. You can find directions on how to instruct us to send future proxy materials to you in the proxy materials. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to the proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this Proxy Statement?
A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting and what do I need to attend?
A:
This year, the Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/ VEEV2022. To attend the virtual Annual Meeting, you will need the 16-digit control number included on the Notice or your proxy card.

Q:	Why will the Annual Meeting be held virtually?
A:
Our virtual Annual Meeting is generally designed to enable participation of and access by more of our shareholders. Shareholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.

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Our Meeting
Q:	How can I review the list of shareholders eligible to vote?
A:
Our list of shareholders as of the Record Date will be available for inspection for the 10 days prior to the Annual Meeting. If you want to inspect the shareholder list, email our Investor Relations department at ir@veeva.com to make arrangements. The list of shareholders will also be available during the virtual Annual Meeting through the meeting website for those shareholders who choose to attend.

Q:	What if I have technical difficulties trying to access the virtual Annual Meeting?
A:
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/VEEV2022. We encourage you to check in at 7:45 a.m. Pacific Time on June 9, 2022, the day of the Annual Meeting, to allow ample time for check-in procedures and so you may address any technical difficulties before the Annual Meeting live webcast begins.

Stock Ownership
Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:
Shareholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, the “shareholder of record,” and the Notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the virtual Annual Meeting.

Beneficial owners — Many Veeva shareholders hold their shares through a broker, trustee, or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee, or nominee, who is considered, with respect to those shares, the shareholder of record.
As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting.
Quorum and Voting
Q:	How many shares must be present to conduct business at the Annual Meeting?
A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our Certificate or Bylaws, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Veeva. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to 10 votes per share of Class B common stock. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted (“shareholder abstaining”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and “broker non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
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A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:	Who is entitled to vote at the Annual Meeting?
A:
Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 140,022,354 shares of Class A common stock outstanding and 14,765,193 shares of Class B common stock outstanding.

Q:	How many votes do I have?
A:
In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva will be entitled to 10 votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares?
A:	If you are a shareholder of record, you may cast your vote in one of the following ways:
•
Electronically at the Annual Meeting —You may vote directly at the virtual Annual Meeting by navigating to www.virtualshareholdermeeting.com/VEEV2022 and entering in your 16-digit control number. Even if you plan to attend the virtual Annual Meeting, we recommend that you follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

•	Via the Internet Before the Annual Meeting — You may vote by proxy by going to www.proxyvote.com until 11:59 p.m. Eastern Time on Wednesday, June 8, 2022.
•	By Telephone Before the Annual Meeting — You may vote by proxy by telephone until 11:59 p.m. Eastern Time on Wednesday, June 8, 2022 by calling 1-800-690-6903.
•	By Mail Before the Annual Meeting — If you receive a proxy card, you may vote by filling out the proxy card and mailing it in the envelope provided.
If you are a beneficial owner holding shares through a bank, broker, or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.
Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, shareholders will be asked to vote:
(1)	To elect the directors listed in Proposal One to serve as directors until the annual meeting to be held in 2023 or until their successors are duly elected and qualified;
(2)	To approve an amendment and restatement of our 2013 Equity Incentive Plan;
(3)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023; and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
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Our Meeting
Q:	What is the voting requirement to approve each of the proposals?
A:
Proposal One — The election of directors requires a majority of the votes duly cast. If the votes cast “FOR” a director nominee exceed the votes cast “AGAINST,” the nominee will be elected as a director of Veeva to serve until the next annual meeting or until his or her successor has been duly elected and qualified. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal Two — The vote to amend and restate our 2013 Equity Incentive Plan requires the affirmative vote of a majority in voting power of votes cast at the meeting in person or by proxy and voting for or against the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal Three — The vote to ratify the appointment of KMPG LLP as our independent registered public accounting firm requires the affirmative vote of a majority in voting power of votes cast at the meeting in person or by proxy and voting for or against the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Q:	How does the Board recommend that I vote?
A:	Our Board unanimously recommends that you vote your shares:
•	“FOR” each nominee for election as director listed in Proposal One;
•	“FOR” the approval of the amendment and restatement of our 2013 Equity Incentive Plan; and
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.
Q:	What happens if I do not give specific voting instructions?
A:	Shareholder of record — If you are a shareholder of record and you:
•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board; or
•
Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole

66 Veeva Systems Inc. | 2022 Proxy Statement

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routine matter—the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors, and the proposal to amend and restate our 2013 Equity Incentive Plan.
Please note that brokers may not vote your shares on non-routine matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.
Q:	What happens if additional matters are presented at the Annual Meeting?
A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?
A:	Subject to any rules your broker, trustee, or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.
If you are a shareholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not by itself revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee, or other nominee or (2) by attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not by itself revoke a proxy).
Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.
Q:	How are proxies solicited and who will bear the cost of soliciting votes for the Annual Meeting?
A:
The Board is soliciting proxies for use at the Annual Meeting. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Veeva may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

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Our Meeting
Q:	Is my vote confidential?
A:
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Veeva or to third parties, except as necessary to meet applicable legal requirements to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.
Information about the Proxy Materials
Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
A:
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2022 Annual Report, primarily via the Internet. Beginning on or about April 27, 2022, we mailed to our shareholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2022 Annual Report. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are shareholders but we only received one Notice or full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, shareholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Veeva’s principal executive offices?
A:	Our principal executive offices are located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.
68 Veeva Systems Inc. | 2022 Proxy Statement

Our Meeting
Additional Information
Shareholder Proposals for Our 2023 Annual Meeting
You may submit proposals, including director nominations, for consideration at future shareholder meetings.
Requirements for shareholder proposals to be considered for inclusion in our proxy materials — Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of shareholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2023 annual meeting of shareholders, shareholder proposals must be received by our Corporate Secretary no later than December 28, 2022 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for shareholder proposals to be brought before an annual meeting — In addition, our Bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders. In general, nominations for the election of directors may be made by our Board or any committee thereof or any shareholder who is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the proposal and concerning the shareholder proposing such proposal.
Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board (or any committee thereto), or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).
The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of shareholders. As a result, the Notice Deadline for the 2023 annual meeting of shareholders is between February 9, 2023 and March 11, 2023.
If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
Recommendation of director candidates — You may recommend candidates to our Board for consideration by our Nominating and Governance Committee by following the procedures set forth in “How We Are Selected—Shareholder Recommendations for Nominations to the Board.”
Proxy access — In addition to the procedures above, we have adopted “proxy access,” whereby a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the voting power of our capital stock for three years or more may nominate candidates for up to 20% of the available director seats and have those nominees included in our proxy materials, provided that the shareholder and nominees satisfy the requirements specified in our Bylaws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement for the 2023 annual meeting of shareholders must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which must be received no earlier than February 9, 2023 and no later than March 11, 2023. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock.
Veeva Systems Inc. | 2022 Proxy Statement 69

Our Meeting
Information Requests
Any written requests for additional information, a copy of our Bylaws, copies of the proxy materials and 2022 Annual Report, notices of shareholder proposals, recommendations for candidates to our Board, communications to our Board or any other communications should be sent to 4280 Hacienda Drive, Pleasanton, California 94588, Attention: Corporate Secretary.
Website
Our website address is included in this Proxy Statement for reference only and is not incorporated by reference into this Proxy Statement.
Other Matters
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named on the proxy card will have discretion to vote the shares they represent in accordance with their best judgment.
70 Veeva Systems Inc. | 2022 Proxy Statement

Appendix A
Appendix A
Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•
Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•
Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.

•
Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
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Appendix A
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.
VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands)
(Unaudited)
Fiscal Year ended January 31, 2022
Operating income on a GAAP basis	$505,496
Stock-based compensation expense	234,636
Amortization of purchased intangibles	18,520
Operating income on a non-GAAP basis	$758,652
Net income on a GAAP basis	$427,390
Stock-based compensation expense	234,636
Amortization of purchased intangibles	18,520
Income tax effect on non-GAAP adjustments(1)	(75,827)
Net income on a non-GAAP basis	$604,719
(1)	For the fiscal year ended January 31, 2022, management used an estimated annual effective non-GAAP tax rate of 21.0%
A-2 Veeva Systems Inc. | 2022 Proxy Statement

Appendix B
VEEVA SYSTEMS INC.
2013 EQUITY INCENTIVE PLAN
ADOPTED AUGUST 21, 2013
Amended and restated effective [   ], 2022
Veeva Systems Inc. | 2022 Proxy Statement B-1

Appendix B
VEEVA SYSTEMS INC.
2013 EQUITY INCENTIVE PLAN
ARTICLE 1. INTRODUCTION.
The Board adopted the Plan on August 21, 2013 and it was amended and restated, subject to stockholder approval to be effective as of the date of such stockholder approval. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards.
ARTICLE 2. ADMINISTRATION.
2.1 General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.
2.2 Reserved.
2.3 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.4 Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.
2.5 Limitations on Administrator. The Administrator may not establish a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, or (ii) the exercise price of an outstanding Award is reduced.
2.6 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
2.7 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) the number of Common Shares reserved under the Company’s 2012
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Appendix B
Equity Incentive Plan (the “2012 Plan”) that are not issued or subject to outstanding awards under the 2012 Plan on the IPO Date, (b) any Common Shares subject to outstanding options under the 2012 Plan and the Company’s 2007 Stock Plan (collectively, the “Predecessor Plans”) on the IPO Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the IPO Date and that are subsequently forfeited to or repurchased by the Company and (c) the additional Common Shares described in Sections 3.2 and 3.3; provided, however, that no more than 30,789,290 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (a) and (b). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.
3.2 Annual Increase in Shares.
(a) Before the plan was amended and restated, as of the first business day of each fiscal year of the Company, commencing on February 1, 2014 and ending on February 1, 2022, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 5% of the total number of shares of all classes of the Company’s common stock actually issued and outstanding on the last business day of the prior fiscal year (excluding any rights to purchase Common Shares that may be outstanding, such as options or warrants), (b) 13,750,000 Common Shares (subject to adjustment pursuant to Article 9), or (c) a number of Common Shares determined by the Board.
(b) After the amendment and restatement, as of the first business day of each fiscal year of the Company, commencing on February 1, 2023 and ending on February 1, 2032, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 5% of the total number of shares of all classes of the Company’s common stock actually issued and outstanding on the last business day of the prior fiscal year (excluding any rights to purchase Common Shares that may be outstanding, such as options or warrants), (b) 13,750,000 Common Shares (subject to adjustment pursuant to Article 9), or (c) a number of Common Shares determined by the Board.
3.3 Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised or Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Stock Units, as applicable, shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.
3.4 Awards Not Reducing Share Reserve in Section 3.1. Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
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Appendix B
3.5 Code Section 422 Limits. Subject to adjustment in accordance with Article 9. No more than 30,789,290 Common Shares plus the additional Common Shares described in Section 3.2 may be issued under the Plan after its amendment and restatement upon the exercise of ISOs.
ARTICLE 4. ELIGIBILITY.
4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.
4.2 Other Awards. Awards other than ISOs may only be granted to Service Providers.
ARTICLE 5. OPTIONS.
5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).
5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.
5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.
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Appendix B
5.7 Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.
5.8 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;
(b) By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or
(d) Through any other form or method consistent with applicable laws, regulations and rules.
ARTICLE 6. STOCK APPRECIATION RIGHTS.
6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.
6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.
6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price
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Appendix B
is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.
6.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.
ARTICLE 7. RESTRICTED SHARES.
7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, fullrecourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.
7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.
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Appendix B
ARTICLE 8. STOCK UNITS.
8.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
8.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
8.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.
8.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
8.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) Common Shares, (b) cash or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.
8.6 Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.
8.7 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.
8.8 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
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Appendix B
ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:
(a) The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1, 3.2 and 3.5;
(b) The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; or
(c) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing.
Any adjustment in the number of shares subject to an Award under this Article 9 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3 Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 14.5(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:
(a) The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(b) The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;
(c) The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;
(d) The cancellation of the unvested portion (after taking into account any vesting occurring at or prior to the effective time of the transaction) of any such outstanding Award without payment of any consideration;
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Appendix B
(e) The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or
(f) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.
If (I) the Company is subject to a transaction described in this Section 9.3 before a Participant’s continuous Service terminates and (II) an outstanding Award is not continued, assumed or substituted in accordance with clause (a), (b) or (c) above, then a Participant who is entitled under an Award agreement, employment agreement or Company policy to vesting acceleration (a “Vesting Arrangement”) that could be triggered as of a date following the effective time of the transaction as a result of a qualifying termination of Service shall be deemed to be vested, to the extent provided in the relevant Vesting Arrangement, as if all triggering events had occurred as of the effective time of the transaction with respect to any such unvested Award that would otherwise terminate at or immediately prior to the effective time irrespective of whether or not a qualifying Service termination has occurred. It is intended that the previous sentence shall apply to Participants whose Vesting Arrangement provides for “double trigger” vesting acceleration and such Participants could be subjected to a Service termination triggering the acceleration after closing of the transaction at a time when the unvested portion of an Award will no longer exist.
Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
ARTICLE 10. OTHER AWARDS.
10.1 Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.
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Appendix B
10.2 Awards Under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 11. LIMITATION ON RIGHTS.
11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents and Subsidiaries reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2 Stockholders’ Rights. Except as set forth in Sections 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
11.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.
11.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.
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Appendix B
ARTICLE 12. TAXES.
12.1 General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.
12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.
12.3 Reserved.
12.4 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).
12.5 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.
ARTICLE 13. FUTURE OF THE PLAN.
13.1 Term of the Plan. The Plan, as amended and restated, will become effective upon its approval by the Company’s stockholders within 12 months after the date the amended and restated Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will continue in effect until terminated earlier under Section 13.2 of the Plan, but no ISOs may be granted after 10 years from the date the Plan is adopted by the Board.
13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
13.3 Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.
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Appendix B
ARTICLE 14. DEFINITIONS.
14.1 “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.
14.2 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.
14.3 “Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.4 “Board” means the Company’s Board of Directors, as constituted from time to time.
14.5 “Change in Control” means:
(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
14.6 “Code” means the Internal Revenue Code of 1986, as amended.
14.7 “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.
14.8 “Common Share” means one share of the Class A common stock of the Company. For purposes of Section 3.1, the Common Shares that may be added to the Plan from the Predecessor Plans shall refer to shares of Class B common stock remaining available under the Predecessor Plans or subject
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Appendix B
to awards granted under the Predecessor Plans; provided, however, that such shares of Class B common stock will become shares of Class A common stock for purposes of Awards granted pursuant to the Plan and that no Awards in respect of Class B common stock shall be granted under this Plan.
14.9 “Company” means Veeva Systems Inc., a Delaware corporation.
14.10 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent or a Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act. Only to the extent that the issuance of shares to an entity may be registered on Form S-8 under the Securities Act, a Consultant may be an entity.
14.11 “Employee” means a common-law employee of the Company, a Parent or a Subsidiary.
14.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
14.13 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
14.14 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or SARs, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
14.15 “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Common Shares to the public.
14.16 “ISO” means an incentive stock option described in Code Section 422(b).
14.17 “NSO” means a stock option not described in Code Sections 422 or 423.
14.18 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
14.19 “Optionee” means an individual or estate holding an Option or SAR.
14.20 “Outside Director” means a member of the Board who is not an Employee.
14.21 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
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Appendix B
14.22 “Participant” means an individual or estate holding an Award.
14.23 “Performance Cash Award” means an award of cash granted under Section 10.1 of the Plan.
14.24 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset writedowns, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.
14.25 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.
14.26 “Plan” means this Veeva Systems Inc. 2013 Equity Incentive Plan, as amended from time to time.
14.27 “Restricted Share” means a Common Share awarded under the Plan.
14.28 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
14.29 “SAR” means a stock appreciation right granted under the Plan.
14.30 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
14.31 “Securities Act” means the Securities Act of 1933, as amended.
14.32 “Service” means service as an Employee, Outside Director or Consultant.
14.33 “Service Provider” means any individual who is an Employee, Outside Director or Consultant.
14.34 “Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
14.35 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
14.36 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.37 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
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Appendix B
14.38 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
14.39 “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company with which the Company combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.
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Appendix B
APPENDIX B
PERFORMANCE CRITERIA
The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:
•	Annual contract subscription fee value (net of associated third party royalties/payments or gross)	•	Annual contract subscription fee value
•	Bookings (annual or total contract value)	•	Cash flow and free cash flow
•	Calculated bookings (i.e., revenue plus change in short-term deferred value)	•	Cash position
•	Cash margin	•	Committed annual recurring revenue (CARR)
•	Collections	•	Cost of goods sold
•	Consulting utilization rates	•	Customer renewals (measured in terms of revenue or customer count)
•	Customer retention rates from an acquired accompany, business unit or division	•	Customer satisfaction or customer referenceability
•	DSO	•	Deferred revenue
•	Earnings per share	•	Gross margin
•	Headcount	•	Internal rate of return
•	Market share	•	Margin contribution
•	Net income before interest and tax	•	Net income
•	Operating cash flow	•	Net income before interest, tax, depreciation and amortization
•	Operating income	•	Operating expenses
•	Operating margin	•	Personnel retention or personnel hiring measures
•	Product release timelines	•	Product defect measures
•	Product or research and development related measures	•	Return on capital
•	Return on investment and cash flow return on investment	•	Return on assets
•	Return on equity	•	Return on sales
•	Revenue	•	Revenue conversion from an acquired company, business unit or division
•	Revenue backlog	•	Revenue per employee
•	Sales results	•	Technical support incident measures
•	Technical system performance measures (e.g., system availability)	•	Total stockholder return
•	Working capital
•	Other measures of performance selected by the Administrator
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Appendix B
Any criteria used may be:
•	Measured in absolute terms or on a per share basis
•	Measured in terms of growth or as a percentage or percentage change
•	Compared to another company or companies (including relative to a per group or index)
•	Measured against the market as a whole and/or according to applicable market indices
•	Measured against the performance of the Company as a whole or a segment of the Company or a particular product line, line of business or geography
•	Measured on a pre-tax or post-tax basis (if applicable)
•	Measured on a GAAP or non-GAAP basis, as established by the administrator in advance.
The attainment of performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items.
Veeva Systems Inc. | 2022 Proxy Statement B-17

VEEVA SYSTEMS INC.
4280 HACIENDA DR.
PLEASANTON, CA 94588

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Wednesday, June 8, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VEEV2022** and enter your 16-digit control number.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85014-P69830

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VEEVA SYSTEMS INC.

The Board of Directors recommends you vote "FOR" each of the nominees for director and "FOR" Proposals 2 and 3.

Nominees:	**For**	**Against**	**Abstain**
1a. Tim Cabral	☐	☐	☐
1b. Mark Carges	☐	☐	☐
1c. Paul E. Chamberlain	☐	☐	☐
1d. Peter P. Gassner	☐	☐	☐
1e. Mary Lynne Hedley	☐	☐	☐
1f. Priscilla Hung	☐	☐	☐
1g. Tina Hunt	☐	☐	☐
1h. Marshall Mohr	☐	☐	☐
1i. Gordon Ritter	☐	☐	☐
1j. Paul Sekhri	☐	☐	☐
1k. Matthew J. Wallach	☐	☐	☐
2. To approve an amendment and restatement of our 2013 Equity Incentive Plan.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	☐	☐	☐

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D85015-P69830

VEEVA SYSTEMS INC.
Annual Meeting of Shareholders
June 9, 2022 8:00 AM Pacific Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Peter P. Gassner and Brent Bowman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if present and acting at the Annual Meeting of Shareholders of Veeva Systems Inc., to be held on Thursday, June 9, 2022 at 8:00 AM Pacific Time, via live webcast at www.virtualshareholdermeeting.com/VEEV2022, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxy holders will also vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side